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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NRG Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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April 2, 2008

Dear Stockholder:

        We are pleased to invite you to attend NRG Energy, Inc.'s Annual Meeting of Stockholders, which will be held on Wednesday, May 14, 2008, at 9:30 a.m. Eastern Time at Hotel du Pont, 11th and Market Streets, Wilmington, Delaware. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. A report on Company operations and a discussion of our plans will be made at the meeting and there will be time for your questions and comments.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote on the Internet, by telephone, or by completing and mailing a traditional proxy card. Information about each of these voting methods is set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

        Thank you for your ongoing interest and investment in NRG Energy, Inc.

Sincerely,

Howard E. Cosgrove Chairman of the Board	David Crane President and Chief Executive Officer

THIS PROXY STATEMENT AND PROXY CARD ARE
BEING DISTRIBUTED ON OR ABOUT APRIL 2, 2008.

2008 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

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Non-Qualified Deferred Compensation	48
Severance and Change in Control	48
Director Compensation	50
Audit Committee Report	52
Independent Registered Public Accounting Firm	53
Audit and Nonaudit Fees	53
Audit Fees	53
Audit-Related Fees	53
Tax Fees	53
Policy on Audit Committee Pre-approval of Audit and Permissible Nonaudit Services of Independent Registered Public Accounting Firm	53
Requirements for Submission of Stockholder Proposals	54
Appendix A—NRG Energy, Inc. Employee Stock Purchase Plan	A-1

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NRG Energy, Inc.
211 Carnegie Center, Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:30 a.m. Eastern Time on Wednesday, May 14, 2008
PLACE	Hotel du Pont 11th and Market Streets Wilmington, Delaware
ITEMS OF BUSINESS	(1)	To elect four Class II directors.
	(2)	To consider and act upon a proposal to adopt an employee stock purchase plan, the NRG Energy, Inc. Employee Stock Purchase Plan.
	(3)	To ratify the appointment of KPMG LLP as NRG's independent registered public accounting firm.
	(4)	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.
RECORD DATE	You are entitled to vote if you were a stockholder of record at the close of business on Thursday, March 27, 2008.
ANNUAL REPORT	Our 2007 Annual Report, which is not part of the proxy soliciting materials, is enclosed.
PROXY VOTING	Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy:
	(1)	Over the Internet;
	(2)	By telephone; or
	(3)	By mail.
For specific instructions, please refer to the information on page 5 of this Proxy Statement and the voting instructions on the proxy card.
By Order of the Board of Directors

Tanuja M. Dehne Corporate Secretary

iii

PROXY STATEMENT

        The Board of Directors (the "Board") of NRG Energy, Inc. ("NRG" or the "Company") is soliciting proxies for the Annual Meeting of Stockholders (the "Annual Meeting"). You are receiving a Proxy Statement because you own shares of NRG's Common Stock, par value $.01 per share (the "Common Stock" or "Common Shares") and/or shares of NRG's 4% Convertible Perpetual Preferred Stock (the "4% Preferred Stock" or "4% Preferred Shares") that entitle you to vote at the meeting. Holders of NRG's 3.625% Convertible Perpetual Preferred Stock and NRG's 5.75% Mandatory Convertible Preferred Stock are not entitled to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the meeting. The Proxy Statement describes the matters we would like you to vote on and provides information on those matters.

Purpose of the Annual Meeting

        The purpose of the Annual Meeting is to elect directors, adopt the NRG Energy, Inc. Employee Stock Purchase Plan, ratify the appointment of KPMG LLP as NRG's independent registered public accounting firm, and conduct such other business as may properly come before the Annual Meeting. Other than the proposals described in this Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, either of the persons named as proxy holders—David Crane and Tanuja M. Dehne—will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Annual Meeting Admission

        Stockholders of NRG may attend the Annual Meeting. However, only stockholders who owned Common Stock or 4% Preferred Stock at the close of business on March 27, 2008, the record date, or their duly appointed proxies, are entitled to vote at the meeting. Proof of ownership of NRG stock, along with personal identification, must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting.

        No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Quorum

        A quorum is the minimum number of shares required to hold a meeting. Under NRG's Bylaws, to have a quorum, a majority of the outstanding shares of stock entitled to vote at a meeting must be represented in person or by proxy at the meeting. Both abstentions and broker nonvotes, if any, are counted as present for determining the presence of a quorum. Generally, broker nonvotes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (a) the broker has not received voting instructions from the beneficial owner and (b) the broker lacks discretionary voting power to vote such shares. Brokers who do not receive instructions are entitled to vote on the election of directors and the ratification of the appointment of the independent auditors, but not the approval of the Employee Stock Purchase Plan.

Stockholders Entitled to Vote

        Only stockholders of record at the close of business on March 27, 2008 are entitled to vote at the Annual Meeting. As of the record date, 235,546,580 shares of Common Stock and 420,000 shares of 4% Preferred Stock were issued and outstanding. Each holder of NRG's Common Stock and 4% Preferred Stock is entitled to one vote per share.

        Many NRG stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

  •
  Stockholder of Record—If your shares are registered directly in your name with NRG's transfer agent, Bank of New York Mellon, you are considered the stockholder of record of those shares. As the stockholder of record, you have the right to vote by Internet, telephone or mail as described in "Voting Methods" below.

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  Beneficial Owner—If your shares are held in a stock brokerage account, or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use.

Required Vote

        Director Nominees—The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes entitled to vote in the election of directors present in person or represented by proxy. This means that the director nominee with the most votes for a particular slot is elected for that slot. Votes withheld from a director nominee will have no effect on the election of the director from whom votes are withheld. Broker nonvotes, if any, will not be counted as having been voted and, thus, will have no effect on the outcome of the vote on the election of directors.

        Approval of the Employee Stock Purchase Plan—This proposal requires the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as a vote against this proposal. Broker nonvotes, if any, will have no effect on the outcome of the vote on this proposal.

        Ratification of the Appointment of the Independent Auditors—This proposal requires the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as a vote against this proposal. Broker nonvotes, if any, will have no effect on the outcome of the vote on this proposal.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on Wednesday, May 14, 2008

        The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2007 are available at www.proxyvote.com.

Voting Methods

        In addition to delivering printed versions of this proxy statement and proxy card to certain stockholders by mail, the proxy statement and proxy card are available on the Internet. Pursuant to the new rules adopted by the Securities and Exchange Commission ("SEC"), NRG has furnished the Company's proxy materials over the Internet to the Company's stockholders by delivering a Notice in the mail. The Notice was sent to certain record and beneficial stockholders. You have the ability to access the proxy materials, including the Company's proxy statement and annual report, at www.proxyvote.com or to request a printed or email set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to receive a printed set may be found in the Notice.

Stockholders who receive a printed set of proxy materials will not receive the Notice, but may still access the Company's proxy materials over the Internet at www.proxyvote.com.

        If you hold shares directly as the stockholder of record, you may vote by granting a proxy or, if you hold shares beneficially in street name, by submitting voting instructions to your broker, trustee, or nominee. In most instances, you will be able to do this over the Internet, by telephone or, if you have received or requested a paper copy of the proxy materials, by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee.

        * Vote By Internet—If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week, up until 11:59 P.M. Eastern Time on May 13, 2008, by visiting www.proxyvote.com. Have your Notice or proxy card in hand when you access the web site. If you vote by using the Internet, you do not need to return your proxy card.

        * Vote By Telephone—If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week up until 11:59 P.M. Eastern Time on May 13, 2008. The telephone number is printed on your proxy card, which you should have in hand when you call. If you vote by telephone, you do not need to return your proxy card.

        * Vote by Mail—If you received a paper copy of the proxy materials, you may submit your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee, and mailing it in the enclosed, postage-paid, addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommended. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided as soon as possible so that it is received by May 14, 2008, the Annual Meeting date.

        All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Changing Your Vote

        You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by voting in person at the Annual Meeting. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee.

Counting the Vote

        In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" from one or more of the nominees. For the other proposals, you may vote "FOR," "AGAINST," or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspectors of election.

Confidentiality

        Stockholder proxies, ballots, and tabulations that identify stockholders are confidential. They will not be available for examination, nor will the identity or vote of any stockholder be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the results of the stockholder vote. Occasionally, stockholders provide written comments on their proxy card that may be forwarded to NRG management.

List of Stockholders

        The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the meeting for any purpose germane to the meeting, between the hours of 8:45 a.m. and 4:30 p.m. (Eastern Time), at our principal executive offices at 211 Carnegie Center, Princeton, New Jersey 08540, by contacting the Corporate Secretary.

Cost of Proxy Solicitation

        NRG will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by the Company's directors, officers, and employees, who do not receive any additional compensation for these solicitation activities. The Company does not anticipate hiring an agency to solicit votes from stockholders at this time; however, if the Company determines that such action would be appropriate or necessary, the Company would pay the cost of such service. The Company will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other solicitation materials to beneficial owners of stock.

Transfer Agent

        The Company's transfer agent is The Bank of New York Mellon. All communications concerning stockholder inquiries can be handled by contacting NRG Energy c/o BNY Mellon Shareowner Services P.O. Box 358015 Pittsburgh, PA 15252-8015 1-800-857-9677. Outside the U.S. and Canada 1-201-680-6578 and Hearing Impaired—TTY Phone 1-888-231-5469. The e-mail address is: shrrelations@melloninvestor.com and the website is: www.bnymellon.com/shareowner/isd. Send certificates for transfer and address changes to: BNY Mellon Shareowner services 480 Washington Boulevard Jersey City, New Jersey 07310-1900.

Householding

        The Company has adopted a procedure approved by the SEC called "householding." Under this procedure, multiple stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the annual proxy materials or Notice. If the household received a printed set of proxy materials by mail, each stockholder will receive his or her own proxy card by mail. We have undertaken householding to reduce our printing costs and postage fees. Stockholders may elect to receive individual copies of the proxy materials or Notice at the same address by contacting Broadridge Financial Solutions, Inc. at 1-800-579-1639 or sendmaterial@proxyvote.com.

        Stockholders also may request additional copies of the proxy materials or Notice by contacting Broadridge Financial Solutions, Inc. at 1-800-579-1639 or sendmaterial@proxyvote.com.

GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines that, along with the Amended and Restated Certificate of Incorporation, the Bylaws and the charters of the Board committees, provide the framework for the governance of the Company. The Board's Governance and Nominating Committee is responsible for periodically reviewing the Guidelines and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines are available on the Company's website at http://www.nrgenergy.com/investor/corpgov/.htm, along with the charters of the Audit, Compensation, and Governance and Nominating Committees and the Code of Conduct. The Corporate Governance Guidelines, the charters of all of the Company's Board committees and the Code of Conduct are available in print to any stockholder who requests them.

Director Independence

        The Board is made up of a majority of independent directors. An "independent" director is a director who meets the criteria for independence as required by the applicable law and the New York Stock Exchange ("NYSE") listing standards and is affirmatively determined to be "independent" by the Board. The Board has determined that each of the current directors is independent under the listing standards of the NYSE, with the exception of David Crane, President and Chief Executive Officer, and Paul Hobby, whose sister-in-law is a current partner at KPMG LLP, the Company's independent registered public accounting firm. William Hantke served as director of Process Energy Solutions until March 31, 2008, which is one of many advisors to the Company on development projects; Maureen Miskovic serves as a director of State Street Corporation, a stockholder of the Company; and Thomas Weidemeyer serves as a director of Waste Management, Inc., a service provider to the Company in the ordinary course of business. The Board has evaluated the business relationships between the Company and each of these companies and has concluded that each business relationship is immaterial and does not interfere with Mr. Hantke's, Ms. Miskovic's or Mr. Weidemeyer's exercise of independent judgment on the Board or, in the case of Mr. Hantke, on the Audit Committee. Each of the Audit, Compensation, and Governance and Nominating Committees is made up solely of independent directors. In accordance with the Company's Corporate Governance Guidelines (available on the Company's website) and NYSE listing standards, all members of the Audit Committee meet additional independence standards applicable to audit committee members.

Board Structure and Committee Membership

        The Board is set at 12 directors. The Board is divided into three classes, equal in number, serving staggered three-year terms.

        During 2007, the Board held five meetings. During 2007, no director attended less than 75% of the total of the Board meetings and the meetings of the committees upon which he or she served. In calendar year 2008, the Board has held one meeting through March 27, 2008.

        The Company's Corporate Governance Guidelines provide that nonmanagement directors meet in executive session periodically following Board meetings. The Company's nonexecutive Chairman, Howard Cosgrove, presides at these sessions.

        Directors are encouraged to attend the Annual Meetings of Stockholders. All of the directors, except for Paul Hobby and Maureen Miskovic, attended the 2007 Annual Meeting of Stockholders.

        The Board presently has the following six standing Committees: Audit, Compensation, Governance and Nominating, Commercial Operations Oversight and Nuclear Oversight, which includes the Nuclear Oversight Subcommittee, and Finance. The membership and the functions of each Committee are described below.

Name of Director	Audit		Governance and Nominating		Compensation		Commercial Operations Oversight		Nuclear Oversight		Finance
Howard E. Cosgrove(1)									X	(2)
John F. Chlebowski	X	(2)							X		X
Lawrence S. Coben			X						X		X
David Crane									X
Stephen L. Cropper			X		X				X
William E. Hantke	X						X		X
Paul W. Hobby							X		X
Maureen Miskovic							X	(2)
Anne C. Schaumburg	X								X		X	(2)
Herbert H. Tate									X	(3)
Thomas H. Weidemeyer					X	(2)			X
Walter R. Young			X	(2)	X				X

X = Committee Member

(1)
Chairman of the Board

(2)
Committee Chair

(3)
Chair of the Nuclear Oversight Subcommittee

Audit Committee

        The Audit Committee represents and provides assistance to the Board with respect to matters involving the accounting, auditing, financial reporting, internal controls, and legal compliance functions of the Company and its subsidiaries, including assisting the Board in its oversight of the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company's independent auditors, the performance of the Company's internal audit function, and effectiveness of the Company's financial risk management. Among other things, the Committee:

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  Appoints, retains, oversees, evaluates, and compensates the independent auditors;

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  Reviews the annual audited and quarterly consolidated financial statements;

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  Reviews major issues regarding accounting principles and financial statement presentations;

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  Reviews earnings press releases and earnings guidance provided to analysts and rating agencies;

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  Reviews with the independent auditors the scope of the annual audit, and approves all audit and permitted nonaudit services provided by the independent auditors;

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  Considers the adequacy and effectiveness of the Company's internal control and reporting system;

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  Discusses policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the effectiveness of the Company's system for monitoring compliance with laws and regulations, and reviews the Company's tax policies and findings of regulatory agencies and independent auditors;

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  Reports regularly to the Board regarding its activities and prepares and publishes required annual committee reports;

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  Establishes procedures for the receipt, retention, and treatment of complaints and concerns regarding accounting, internal accounting controls, or auditing matters; and

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  Annually evaluates the performance of the Audit Committee and the adequacy of its charter.

        The Board has determined that all Audit Committee members are independent under the New York Stock Exchange definition of independence for directors and audit committee members, and that all members of the Audit Committee are financially literate. In addition, the Board has determined that John Chlebowski and William Hantke qualify as "audit committee financial experts" within the meaning of Securities and Exchange Commission ("SEC") regulations. In calendar year 2007, the Audit Committee held nine meetings. In calendar year 2008, the Audit Committee has held one meeting through March 27, 2008.

Compensation Committee

        The Compensation Committee oversees the Company's overall compensation structure, policies, and programs. Among other things, the Committee:

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  Reviews and recommends to the Board annual and long-term goals and objectives relevant to the compensation of the President and the Chief Executive Officer, evaluates the performance of the President and Chief Executive Officer in light of those goals and objectives, and either as a committee or together with the other independent directors, determines and approves the President and the Chief Executive Officer's compensation;

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  Reports to the Board on the review of annual and long-term goals and objectives relevant to the compensation of the Chief Financial Officer, the Executive Vice Presidents and any other officer designated by the Board, the evaluation of those officers' performance in light of those goals and objectives, the determination and approval of compensation levels based on such evaluations and the review and approval of employment arrangements, severance arrangements and benefits plans;

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  Reviews and recommends to the Board the compensation, incentive-compensation and equity-based plans that are subject to Board approval;

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  Reviews and approves stock option and other stock incentive awards for executive officers other than for the President and Chief Executive Officer;

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  Makes recommendations regarding, and monitors compliance by officers and directors with, the Company's stock ownership guidelines;

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  Reviews the compensation of directors for service on the Board and its committees;

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  Reviews and approves employment agreements and severance arrangements, benefits plans not otherwise subject to Board approval, and corporate goals and objectives for officers other than for the President and Chief Executive Officer;

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  Reviews and discusses with management the Compensation Discussion and Analysis (the "CD&A") to be included in the Company's proxy statement or annual report on Form 10-K and based on such review and discussions recommends to the Board that the CD&A be included in the Company's proxy statement or annual report on Form 10-K.

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  Reviews and oversees the Company's overall compensation strategy, structure, policies and programs, and assesses the compensation structure's establishment of appropriate incentives for management and employees; and

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  Annually evaluates the performance of the Compensation Committee and the adequacy of its charter.

        The Compensation Committee may delegate to one or more subcommittees such power and authority as the Compensation Committee deems appropriate. No subcommittee shall consist of fewer than two members, and the Compensation Committee shall not delegate to a subcommittee any power or authority that is required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.

        The Compensation Committee has retained Mercer Human Resources Consulting, referred to as Mercer, to provide it with market information, analysis and guidance in the development and assessment of NRG's executive compensation program. For a more detailed discussion of the Compensation Committee's processes and procedures for the consideration and determination of executive officer and director compensation, including the role of the executive officers and Mercer in determining and recommending the amount or form of compensation, please see the CD&A included in this Proxy Statement.

        The Board has determined that all Compensation Committee members are independent under the listing standards of the NYSE, and that they are "nonemployee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code (the "Code"). In calendar year 2007, the Compensation Committee held five meetings. In calendar year 2008, the Compensation Committee has held one meeting through March 27, 2008.

Governance and Nominating Committee

        The Governance and Nominating Committee recommends director candidates to the Board for election at the Annual Meeting of Stockholders, and periodically reviews the Company's Corporate Governance Guidelines and recommends changes to the Board. Among other things, the Committee also:

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  Identifies and reviews the qualifications of potential nominees to the Board consistent with criteria approved by the Board, and assesses the contributions and independence of incumbent directors in determining whether to recommend them for re-election;

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  Establishes and reviews procedures for the consideration of Board candidates recommended by the Company's stockholders;

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  Makes recommendations to the Board concerning the structure, composition, and functioning of the Board and its committees;

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  Reviews and assesses the channels through which the Board receives information, and the quality and timeliness of information received;

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  Reviews and recommends to the Board retirement and other tenure policies for directors;

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  Reviews and approves Company policies applicable to the Board, the directors and officers subject to Section 16 of the Exchange Act;

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  Reviews and reports to the Board regarding potential conflicts of interests of directors;

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  Recommends to the Board director candidates for the annual meeting of stockholders, and candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

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  Oversees the evaluation of the Board, its committees and management and annually reviews the Company's senior management succession plans;

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  Monitors directorships in other public companies held by directors and senior officers of the Company; and

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  Annually evaluates the performance of the Governance and Nominating Committee and the appropriateness of its charter.

        The Governance and Nominating Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members in accordance with criteria set forth in the Company's Corporate Governance Guidelines. These criteria include an individual's business experience and skills, independence, judgment, integrity, and ability to commit sufficient time and attention to the activities of the Board. The Guidelines provide that the Committee will consider these criteria in the context of the perceived needs of the Board as a whole and seek to achieve a diversity of backgrounds and perspectives on the Board. The Governance and Nominating Committee's process for identifying and evaluating director nominees also includes consultation with all directors, solicitation of proposed nominees from all directors, the engagement of one or more professional search firms, if deemed appropriate, interviews with prospective nominees by the Committee (and other directors, if deemed appropriate) and recommendations regarding qualified candidates to the full Board.

        The Committee will consider nominations by stockholders who recommend candidates for election to the Board. A stockholder seeking to recommend a prospective candidate for the Committee's consideration may do so by writing to the Corporate Secretary, NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. Recommendations submitted for consideration by the Committee in preparation for the 2009 Annual Meeting of Stockholders must be received by December 2, 2008 and must contain the following information: (a) the name and address of the stockholder; (b) the name and address of the person to be nominated; (c) a representation that the stockholder is a holder of the Company's stock entitled to vote at the meeting; (d) a statement in support of the stockholder's recommendation, including a description of the candidate's qualifications; (e) information regarding the candidate that would be required to be included in a proxy statement filed in accordance with the rules of the SEC; and (f) the candidate's written, signed consent to serve if elected. The Governance and Nominating Committee will follow the process described above in considering nominees proposed by stockholders in accordance with the foregoing requirements.

        Alternatively, as discussed under "Requirements for Submission of Stockholder Proposals for Next Year's Annual Meeting," stockholders intending to appear at the 2009 Annual Meeting of Stockholders in order to nominate a candidate for election by the stockholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Governance and Nominating Committee was not requested to consider his or her candidacy) must comply with the procedures in the Company's Bylaws, a copy of which is available upon request to the Company's Corporate Secretary.

        The Board has determined that all Governance and Nominating Committee members are independent under the listing standards of the NYSE. In calendar year 2007, the Governance and Nominating Committee held five meetings. In calendar year 2008, the Governance and Nominating Committee has held one meeting through March 27, 2008. The Board and each of the Audit Committee, Compensation Committee, Commercial Operations Oversight Committee, Nuclear Oversight Subcommittee and Finance Committee conduct annual self-evaluations to assess their effectiveness and review their Charters. Individual directors are also evaluated by the Board. The Governance and Nominating Committee coordinates the annual evaluations.

Commercial Operations Oversight Committee

        The Commercial Operations Oversight Committee assists the Board in fulfilling its responsibilities with respect to the oversight of trading, power marketing and risk management issues at the Company. The Commercial Operations Oversight Committee consists of at least three directors, a majority of which are independent as defined under the listing standards of the NYSE and as affirmatively determined by the Board. No member of the Commercial Operations Oversight Committee may be removed except by majority vote of the independent directors then in office.

        The Commercial Operations Oversight Committee's duties and responsibilities consist of the following:

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  Providing Board oversight of the trading and power marketing of the Company;

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  Reviewing, advising and consulting with management and the Audit Committee regarding the Company's risk management policies, practices and procedures;

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  Approving as appropriate, the Company's power marketing and trading transactions, limits, policies, practices and procedures, and counterparty credit limit and policies, and approving exceptions to policies, as necessary;

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  Annually evaluating the performance of the Committee and the appropriateness of the Committee's charter; and

  •
  Performing such other responsibilities as may be delegated to it by the Board from time to time that are consistent with its purpose.

        In calendar year 2007, the Commercial Operations Oversight Committee held eight meetings. In calendar year 2008, the Commercial Operations Oversight Committee has held two meetings through March 27, 2008.

Nuclear Oversight Committee

        The Nuclear Oversight Committee assists the Board in fulfilling its responsibilities with respect to the oversight of the Company's ownership and operation, directly or indirectly, of its interests in nuclear power plant facilities. The Nuclear Oversight Committee consists of all of the members of the Board who are citizens of the United States of America and who otherwise meet the requirements of applicable law to serve on the Committee, a majority of which are independent as defined under the listing standards of the NYSE and as affirmatively determined by the Board. The Nuclear Oversight Committee formed the Nuclear Oversight Subcommittee in April 2006 to review and report to the Board and the Nuclear Oversight Committee on matters not expressly reserved for review by the Board. The Nuclear Oversight Subcommittee currently consists of Herbert Tate (Chair of the subcommittee), Paul Hobby and Anne Schaumburg.

        In calendar year 2007, the Nuclear Oversight Committee held one meeting. In calendar year 2008, the Nuclear Oversight Committee has held no meetings through March 27, 2008.

Finance Committee

        The Finance Committee reviews and approves certain financial development transactions, and provides leadership and guidance to the Board and the Company on matters related to such transactions. The Finance Committee consists of at least three directors, a majority of which are independent as defined under the listing standards of the NYSE and as affirmatively determined by the Board. No member of the Finance Committee may be removed except by majority vote of the independent directors in office.

        The Finance Committee's duties and responsibilities consist of the following:

  •
  Review, report and make recommendations to the Board on management recommendations or proposals regarding the Company's and its subsidiaries' (i) capital structure, (ii) liquidity, (iii) need for credit or debt or equity financing, (iv) amounts, timing and sources of capital market transactions, and (v) financial hedging and derivative activities.

  •
  Review and approve, or authorize officers to approve, the pricing and other terms and conditions of transactions relating to debt or equity financings, financial hedging and derivatives activities, and other similar financial activities, in each case which have been reviewed and approved by the Board.

  •
  Review and approve, or authorize officers to approve, equity investments, sales of equity interests, joint venture arrangements, commercial and construction arrangements, financing transactions, provision of guarantees or other credit or liquidity support, and other arrangements related to the development, construction and operation of new power generation facilities and the repowering of or addition of new units to existing power generation, thermal or other energy producing facilities, in each case which have been discussed with or reviewed by the Board.

  •
  Review and approve, or authorize officers to approve, repurchases, early redemption or other similar actions with respect to the Company's securities.

  •
  Review and approve, or authorize officers to approve, the pricing and other terms and conditions of financing transactions related to mergers, acquisitions, tender offers, and reorganizations which have been reviewed and approved by the Board.

  •
  Review and approve, or authorize officers to approve, the pricing and other terms and conditions of securities offerings which have been reviewed and approved by the Board.

  •
  Approve determinations of the fair market value of assets and investments of the Company for purposes of the Company's note indentures, senior secured credit agreement or other similar financing documents where fair market value is required to be determined by the Board or by a committee of the Board.

  •
  Review and approve other matters that may be delegated by the Board.

  •
  Perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board deems appropriate.

        The Finance Committee was formed in February 2008 and has held no meetings through March 27, 2008.

Review, Approval or Ratification of Transactions with Related Persons

        The Board has adopted written policies and procedures to address potential or actual conflicts of interest and the appearance that decisions are based on considerations other than the best interests of NRG that may arise in connection with transactions with certain persons or entities (the "Policy"). The Policy operates in conjunction with NRG's Code of Conduct and is applicable to all transactions, arrangements or relationships in which: (a) the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year; (b) the Company is a participant; and (c) any Related Person (as that term is defined in Item 404 under Regulation S-K of the Securities Act of 1933, as amended) has or will have a direct or indirect interest (a "Related Person Transaction").

        A Related Person Transaction is subject to review and approval or ratification by the Governance and Nominating Committee. If the aggregate amount involved is expected to be less than $500,000, the transaction may be approved or ratified by the Chair of the Committee. As part of its review of each Related Person Transaction, the Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person's interest in the transaction. This Policy also provides that certain transactions, based on their nature and/or monetary amount, are deemed to be pre-approved or ratified by the Committee and do not require separate approval or ratification.

        Transactions involving ongoing relationships with a Related Person will be reviewed and assessed at least annually by the Committee to ensure that such Related Person Transactions remain appropriate and in compliance with the Committee's guidelines. The Committee's activities with respect to the review and approval or ratification of all Related Person Transactions are reported periodically to the Board of Directors.

        There were no Related Person Transactions for the year ended December 31, 2007.

Communication with Directors

        Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his or her discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

PROPOSALS TO BE VOTED ON
PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the Annual Meeting of Stockholders held in the year in which the term for their class expires.

        The terms of the four Class II directors will expire at the 2008 Annual Meeting. The Class II directors elected at the 2008 Annual Meeting will hold office for a three-year term expiring at the Annual Meeting in 2011 (or until their respective successors are elected and qualified, or until their earlier death, resignation, or removal). There are no family relationships among the Company's executive officers and directors.

        Each of the nominees for director have been recommended and nominated by the Governance and Nominating Committee. The persons named as proxies intend to vote the proxies for the election of the nominees to the Board. If any of the nominees should be unavailable to serve as a director, an event which is not anticipated, the persons named as proxies will vote your proxy for another candidate or candidates as may be nominated by the Board.

Nominees for Director (Class II Directors)

Lawrence S. Coben
Age 49
Finance Committee
Governance and Nominating Committee
Nuclear Oversight Committee
Mr. Coben has been a director of NRG since December 2003. He is currently Chairman and Chief Executive Officer of Tremisis Energy Acquisition Corporation II, a publicly held company since July 2007. He was Chairman and Chief Executive Officer of Tremisis Energy Corporation LLC from May 2006 through June 2007 and of Tremisis Energy Acquisition Corporation from February 2004 to May 2006. From January 2001 to January 2004, he was a Senior Principal of Sunrise Capital Partners L.P., a private equity firm. From 1997 to January 2001, Mr. Coben was an independent consultant. From 1994 to 1996, Mr. Coben was Chief Executive Officer of Bolivian Power Company.

Paul W. Hobby
Age 47
Commercial Operations Oversight Committee
Nuclear Oversight Committee and Nuclear Oversight Subcommittee
Mr. Hobby has been a director of NRG since March 2006. Mr. Hobby is the Managing Partner of Genesis Park, L.P., a Houston-based private equity business specializing in technology and communications investments which he helped to form in 2000. In that capacity, he serves as the Chief Executive Officer of Alpheus Communications, Inc., a Texas wholesale telecommunications provider, and as Former Chairman of CapRock Services Corp., the largest provider of satellite services to the global energy business. From November 1992 until January 2001, he served as Chairman and Chief Executive Officer of Hobby Media Services and was Chairman of Columbine JDS Systems, Inc. from 1995 until 1997. He was an Assistant U.S. Attorney for the Southern District of Texas from 1989 to 1992, Chief of Staff to the Lieutenant Governor of Texas, Bob Bullock, in 1991 and an Associate at Fulbright & Jaworski from 1986 to 1989. Mr. Hobby is also a director of EGL, Inc. and Stewart Information Services Corporation (Stewart Title).

Herbert H. Tate
Age 55
Nuclear Oversight Committee and Nuclear Oversight Subcommittee (Chair)
Mr. Tate has been a director of NRG since December 2003. Mr. Tate was Corporate Vice President, Regulatory Strategy of NiSource, Inc. from July 2004 to April 2006. He was Of Counsel of Wolf & Samson P.C., a law firm, from September 2002 to July 2004. Mr. Tate was Research Professor of Energy Policy Studies at the New Jersey Institute of Technology from April 2001 to September 2002 and President of New Jersey Board of Public Utilities from 1994 to March 2001. Mr. Tate is also a director of IDT Capital, Inc. and IDT Spectrum, Inc. Previously, Mr. Tate was a member of the Board of Directors for Central Vermont Public Service from April 2001 to June 2004, where he was a member of the Audit Committee. He was also a former Assistant Administrator for Enforcement at the United States Environmental Protection Agency. He has also been on the Board of Directors of the Environmental Law Institute since 2002.

Walter R. Young
Age 63
Governance and Nominating Committee (Chair)
Compensation Committee
Nuclear Oversight Committee
Mr. Young has been a director of NRG since December 2003. From May 1990 to June 2003, Mr. Young was Chairman, Chief Executive Officer and President of Champion Enterprises, Inc., an assembler and manufacturer of manufactured homes. Mr. Young has held senior management positions with The Henley Group, The Budd Company and BFGoodrich.

The Board recommends a vote "FOR" the election to the Board of each of the foregoing nominees. Proxies solicited by the Board will be voted "FOR" each of the nominees unless a contrary vote is specified.

Directors Continuing in Office

        Information regarding NRG's directors continuing in office is provided below.

Class III Directors (Terms expire in 2009)

John F. Chlebowski
Age 62
Audit Committee (Chair)
Finance Committee
Nuclear Oversight Committee
Mr. Chlebowski has been a director of NRG since December 2003. Mr. Chlebowski served as the President and Chief Executive Officer of Lakeshore Operating Partners, LLC, a bulk liquid distribution firm, from March 2000 until his retirement in December 2004. From July 1999 until March 2000, Mr. Chlebowski was a senior executive and cofounder of Lakeshore Liquids Operating Partners, LLC, a private venture firm in the bulk liquid distribution and logistics business, and from January 1998 until July 1999, he was a private investor and consultant in bulk liquid distribution. Prior to that, he was employed by GATX Terminals Corporation, a subsidiary of GATX Corporation, as President and Chief Executive Officer from 1994 until 1997. Mr. Chlebowski is a director of First Midwest Bancorp Inc.

Howard E. Cosgrove
Age 64
Chairman of the Board
Nuclear Oversight Committee (Chair)
Mr. Cosgrove has been a director of NRG since December 2003 and Chairman of the Board since December 2003. He was Chairman and Chief Executive Officer of Conectiv and its predecessor Delmarva Power and Light Company from December 1992 to August 2002. Prior to December 1992, Mr. Cosgrove held various positions with Delmarva Power and Light including Chief Operating Officer and Chief Financial Officer. Mr. Cosgrove serves as Chairman of the Board of Trustees at the University of Delaware.

William E. Hantke
Age 60
Audit Committee
Commercial Operations Oversight Committee
Nuclear Oversight Committee
Mr. Hantke has been a director of NRG since March 2006. Mr. Hantke served as Executive Vice President and Chief Financial Officer of Premcor, Inc., a refining company, from February 2002 until December 2005. Mr. Hantke was Corporate Vice President of Development of Tosco Corporation, a refining and marketing company, from September 1999 until September 2001, and he also served as Corporate Controller from December 1993 until September 1999. Prior to that position, he was employed by Coopers & Lybrand as Senior Manager, Mergers and Acquisitions from 1989 until 1990. He also held various positions from 1975 until 1988 with AMAX, Inc., including Corporate Vice President, Operations Analysis and Senior Vice President, Finance and Administration, Metals and Mining. He was employed by Arthur Young from 1970 to 1975 as Staff/Senior Accountant. Mr. Hantke was non-executive chairman of Process Energy Solutions, a non-public alternative energy company until March 31, 2008 and currently serves as director and vice-chairman of NTR Acquisition Co., an oil refining start-up.

Anne C. Schaumburg
Age 58
Audit Committee
Finance Committee (Chair)
Nuclear Oversight Committee and Nuclear Oversight Subcommittee
Ms. Schaumburg has been a director of NRG since April 2005. From 1984 until her retirement in January 2002, she was at Credit Suisse First Boston in the Global Energy Group, where she last served as Managing Director. From 1979 to 1984, she was in the Utilities Group at Dean Witter Financial Services Group, where she last served as Managing Director. From 1971 to 1978, she was at The First Boston Corporation in the Public Utilities Group.

Class I Directors (Terms expire in 2010)

David Crane
Age 49
Nuclear Oversight Committee
Mr. Crane has served as the President, Chief Executive Officer and a director of NRG since December 2003. Prior to joining NRG, Mr. Crane served as Chief Executive Officer of International Power plc, a UK-domiciled wholesale power generation company, from January 2003 to November 2003, and as Chief Operating Officer from March 2000 through December 2002. Mr. Crane was Senior Vice President—Global Power New York at Lehman Brothers Inc., an investment banking firm, from January 1999 to February 2000, and was Senior Vice President—Global Power Group, Asia (Hong Kong) at Lehman Brothers from June 1996 to January 1999.

Stephen L. Cropper
Age 58
Governance and Nominating Committee
Compensation Committee
Nuclear Oversight Committee
Mr. Cropper has been a director of NRG since December 2003. Mr. Cropper spent 25 years with The Williams Companies Inc., an energy company, before retiring in 1998 as President and Chief Executive Officer of Williams Energy Services. Mr. Cropper is a director of Berry Petroleum Company, Sunoco Logistics Partners L.P., Rental Car Finance Corporation, a subsidiary of Dollar Thrifty Automotive Group, Inc., Wawa, Inc. and Quik Trip Corporation.

Maureen Miskovic
Age 50
Commercial Operations Oversight Committee (Chair)
Ms. Miskovic has been a director of NRG since September 2005. She currently serves as Chairman of Eurasia Group, a research and consulting firm focusing on political-risk analysis and industry research for global markets, where she oversees the firm's continued expansion and serves as chief advisor for the company's political risk services. Ms. Miskovic joined Eurasia Group in September 2002 after six years with Lehman Brothers, where she was Managing Director and Chief Global Risk Officer. Prior to joining Lehman Brothers, Ms. Miskovic was Treasurer at Morgan Stanley in London and before that she held various positions with SG Warburg and Company, also in London. Ms. Miskovic is a director of State Street Corporation.

Thomas H. Weidemeyer
Age 60
Compensation Committee (Chair)
Nuclear Oversight Committee
Mr. Weidemeyer has been a director of NRG since December 2003. Until his retirement in December 2003, Mr. Weidemeyer served as Director, Senior Vice President and Chief Operating Officer of United Parcel Service, Inc., the world's largest transportation company and President of UPS Airlines. Mr. Weidemeyer became Manager of the Americas International Operation in 1989, and in that capacity directed the development of the UPS delivery network throughout Central and South America. In 1990, Mr. Weidemeyer became Vice President and Airline Manager of UPS Airlines and, in 1994, was elected its President and Chief Operating Officer. Mr. Weidemeyer became Senior Vice President and a member of the Management Committee of United Parcel Service, Inc. that same year, and he became Chief Operating Officer of United Parcel Service, Inc. in January 2001. Mr. Weidemeyer also serves as a director of The Goodyear Tire & Rubber Co. and Waste Management, Inc., and Amsted Industries Incorporated.

PROPOSAL NO. 2

APPROVAL OF THE ADOPTION OF THE NRG ENERGY, INC. EMPLOYEE STOCK PURCHASE PLAN

        The NRG Energy, Inc. Employee Stock Purchase Plan (the "ESPP" or the "Plan") is designed so that the Company may continue to attract and retain talented employees necessary for our continued growth and success. On December 6, 2007, the Board adopted the ESPP, subject to approval by the Company's stockholders at the 2008 Annual Meeting. The Board has authorized an aggregate of 500,000 shares of Common Stock for issuance under the ESPP. The closing price of NRG's Common Stock on March 27, 2008 was $38.92.

        The ESPP provides eligible employees of the Company with the opportunity to purchase shares of Common Stock through payroll deductions. The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code (the "Code").

        Approval of the ESPP requires the vote of a majority of the shares that are present in person or by proxy and entitled to vote at the annual meeting.

  Description of the ESPP

        The following paragraphs provide a summary of the principal features of the ESPP and its operation. The ESPP is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.

  Purpose

        The purpose of the ESPP is to increase employee alignment with stockholders by facilitating and encouraging share ownership by NRG's employees.

  Eligibility

        Each employee who customarily is scheduled to work at least seventeen and one-half hours per week and who on an offering date will have at least sixty days of continuous service prior to the start of the next option period, may become a participant in the Plan (a "Participant") by executing and filing a stock purchase agreement with the Company prior to such offering date. An offering date occurs each January 1 and July 1. Approximately 1,900 employees will be eligible for the ESPP. No employee may participate in the Plan if such employee, immediately after an offering date, would be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company, its parent or any subsidiary.

  Administration

        Subject to oversight by the Board, a committee of officers will have the authority to administer the Plan and to make and adopt rules and regulations consistent with the provisions of the Plan or the Code. The Committee will adopt the form of stock purchase agreement and all notices required by the Plan. Its interpretations and decisions with respect to the Plan will be final and conclusive. The Committee will have the authority to appoint an employee as plan manager and to delegate to the plan manager such authority with respect to the administration of the Plan as the Committee, in its sole discretion, deems advisable from time to time.

  Shares Available under the ESPP

        There will be 500,000 treasury shares of Common Stock reserved for the Plan. The aggregate number of shares which may be purchased under the Plan will not exceed the number of shares reserved for the Plan.

        In the event that adjustments are made in the number of outstanding shares of Common Stock or such shares are exchanged for a different class of stock of the Company or for shares of stock of any other corporation by reason of merger, consolidation, stock dividend, stock split or otherwise, the Committee may make appropriate adjustments in (i) the number and class of shares or other securities that may be reserved for purchase, or purchased, hereunder, and (ii) the option price. All such adjustments will be made in the sole discretion of the Committee, and its decision will be binding and conclusive.

  Enrollment and Contributions

        Payment for shares of Common Stock purchased under the Plan will be made by authorized payroll deductions from each payment of a Participant's compensation in accordance with instructions received from a Participant for an option period. An option period is the six month period beginning on each offering date. Deductions will be expressed as a whole number percentage which will be at least 1% but not more than 10%. During an option period, a Participant may discontinue payroll deductions but have the payroll deductions previously made during that option period remain in the Participant's account to purchase Common Stock on the next exercise date, provided that he or she is an employee as of that exercise date. An exercise date occurs each June 30 and December 31. Any Participant who discontinues payroll deductions during an option period may again become a Participant for a subsequent option period by executing and filing another stock purchase agreement.

  Purchase of Shares

        The option price per share of the Common Stock sold to Participants under the Plan will be 85% of the fair market value of such share on the exercise date of an option period, but in no event will the option price per share be less than the par value of the Common Stock.

        On each exercise date, the amount in a Participant's account will be charged with the aggregate option price of the number of shares, including fractional shares, of Common Stock which can be purchased with such amount. Participants are required to hold the Common Stock purchased under the ESPP for at least one year from the date such shares were acquired.

        Notwithstanding any provisions of the Plan to the contrary, no employee will be granted an option under the Plan if, immediately after the grant, such employee's right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any subsidiary or parent of the Company would accrue at a rate which exceeds the lesser of: (a) twenty thousand dollars ($20,000) or (b) an amount equal to ten percent (10%) of the employee's annualized base salary in effect at the start of such offering period, in each case of fair market value of such shares (determined at the time such option is granted); provided, however, that for any calendar year in which such option would be outstanding at any time, employee's right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any subsidiary or parent of the Company may not accrue at a rate which exceeds twenty thousand dollars ($20,000) in the aggregate (as determined at the time such option is granted).

  Termination of Participation

        A Participant may withdraw from the Plan at any time by filing a notice of withdrawal prior to the close of business on an exercise date. Upon withdrawal, the entire amount, if any, in a Participant's account will be refunded to him without interest. Any Participant who withdraws from the Plan may again become a Participant in accordance with plan rules at the start of the next option period.

        If a Participant retires, he may elect to (i) withdraw the entire amount, if any, in his Plan account, or (ii) have such amount used to purchase whole shares of Common Stock pursuant to the Plan on the next succeeding exercise date.

        If a Participant ceases to be eligible for any reason other than retirement, the dollar amount and the number of unissued shares in such Participant's account will be refunded or distributed to the Participant, or in the case of death, the Participant's designated beneficiary or estate, or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund or distribution may not be possible.

  Number of Shares Purchased by Certain Individuals and Groups

        Given that the number of shares of Common Stock that may be purchased under the ESPP is determined, in part, by the share's market value on the exercise date and given that participation in the ESPP is voluntary on the part of eligible employees, the actual number of shares that may be purchased by any individual is not determinable.

  Amendment and Termination

        The Board or the Compensation Committee may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the stockholders, no amendment may increase the aggregate number of shares reserved under the Plan, materially increase the benefits accruing to Participants or materially modify the requirements as to eligibility for participation in the Plan. Any amendment of the Plan must be made in accordance with applicable provisions of the Code and/or any regulations issued thereunder, any other applicable law or regulations, and the requirements of the principal exchange upon which the Common Stock is listed.

        Unless otherwise terminated by the Board or the Compensation Committee, the ESPP will terminate on December 31, 2018.

  U.S. Tax Aspects

        Neither the grant of an option, nor the exercise of an option, under the ESPP will have any tax consequences to Participants or the Company under federal tax laws. Tax consequences for a Participant will not arise until the Participant disposes of the Common Stock acquired under the Plan. The tax treatment on disposition of Common Stock will depend on whether the Participant disposes of the Common Stock before or after the expiration of the "statutory holding period," i.e., the later of two years after the grant of the option or one year after the option is exercised.

        If the Participant disposes of Common Stock acquired under the ESPP after the expiration of the statutory holding period, he or she will recognize ordinary income equal to the lesser of: (1) the excess of the fair market value of the Common Stock on the grant date over the option price and (2) the excess of the amount realized on the disposition of Common Stock over the option price. Any additional gain realized from the disposition will be treated as capital gain. If the Participant disposes of the Common Stock acquired under the ESPP before the expiration of the statutory holding period, he or she will recognize ordinary income equal to the excess of the fair market value of the Common Stock on the exercise date over the option price. Any additional gain realized from the disposition will be treated as capital gain. The company will be entitled to a deduction equal to the amount of ordinary income recognized by the Participant in the event of a disposition before the expiration of the statutory holding period.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	7,180,589	$19.98	7,941,758	(a)
Equity compensation plans not approved by security holders	—	N/A	—

Total	7,180,589	$19.98	7,941,758	(a)

(a)
NRG Energy, Inc.'s Long-Term Incentive Plan, or the LTIP, became effective upon the Company's emergence from bankruptcy. The LTIP was subsequently approved by the Company's stockholders on August 4, 2004 and was amended on April 28, 2006 to increase the number of shares available for issuance to 16,000,000, on a post-split basis, and again on December 8, 2006 to make technical and administrative changes. The LTIP provides for grants of stock options, stock appreciation rights, restricted stock, performance units, deferred stock units and dividend equivalent rights. NRG's directors, officers and employees, as well as other individuals performing services for, or to whom an offer of employment has been extended by the Company, are eligible to receive grants under the LTIP. The purpose of the LTIP is to promote the Company's long-term growth and profitability by providing these individuals with incentives to maximize stockholder value and otherwise contribute to the Company's success and to enable the Company to attract, retain and reward the best available persons for positions of responsibility. The Compensation Committee of the Board of Directors administers the LTIP. There were 7,941,758 and 8,602,978 shares of common stock remaining available for grants of awards under NRG's LTIP as of December 31, 2007 and 2006, respectively.

The Board of Directors recommends, on the advice of the Compensation Committee, that the stockholders vote "FOR" the approval and adoption of the NRG Energy, Inc. Employee
Stock Purchase Plan. Proxies solicited by the Board will be voted "FOR"
each of the nominees unless a contrary vote is specified.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee appointed the firm of KPMG LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the year 2008 at a meeting held in February. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection. Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

        The Audit Committee first engaged KPMG LLP as the Company's independent registered public accounting firm on May 24, 2004.

The Board recommends a vote "FOR" the ratification of the appointment of KPMG LLP as the
Company's independent registered public accounting firm. Proxies solicited by the Board will be voted "FOR" ratification unless a contrary vote is specified.

EXECUTIVE OFFICERS

        Our executive officers are elected by the Board annually to hold office until their successors are elected and qualified. Due to significant financial, organizational and operational growth since emerging from bankruptcy in 2003, effective March 1, 2008, NRG implemented several enhancements to the Company's management structure in order to better position the Company to capitalize on gains made already through initiatives such as RepoweringNRG and FORNRG and to support the future growth of the Company. These developments were as follows:

        Robert Flexon was promoted to the newly created position of Chief Operating Officer. Mr. Flexon oversees NRG's Plant Operations, Commercial Operations, Environmental Compliance and Risk teams, as well as the Engineering, Procurement and Construction division.

        Clint Freeland, NRG's Treasurer since April 2006, was promoted to Chief Financial Officer. Mr. Freeland manages the Company's corporate financial and control functions including Treasury, Accounting, Tax and Insurance programs.

        Kevin Howell was promoted to NRG's Chief Administrative Officer. In this position, Mr. Howell oversees several critical corporate functions including Communications, Investor Relations, Human Resources and Information Technology. Mauricio Gutierrez was promoted and succeeded Mr. Howell as Senior Vice President, Commercial Operations.

        In addition, Carolyn Burke, former Vice President and Controller, resigned from the Company effective March 14, 2008. James Ingoldsby assumed Ms. Burke's responsibilities in his new position as Vice President and Chief Accounting Officer.

        The biographical information for each of the executive officers is provided below.

David Crane
Age 49

President and Chief Executive Officer

        For biographical information for David Crane, see "Nominees for Director."

Robert C. Flexon
Age 49

Executive Vice President and Chief Operating Officer

        Mr. Flexon has been Executive Vice President and Chief Operating Officer of NRG since March 2008. In this capacity, he oversees NRG's Plant Operations, Commercial Operations, Environmental Compliance and Risk teams, as well as the Engineering, Procurement and Construction division. Prior to this, Mr. Flexon served as Executive Vice President and Chief Financial Officer since March 2004. Prior to joining NRG, from June 2000 to March 2004, Mr. Flexon was Vice President, Corporate Development & Work Process and Vice President, Business Analysis and Controller of Hercules, Inc. Mr. Flexon also held various financial management positions from 1987 to June 2000, including General Auditor, Franchise Manager and Controller, during his 13 years with Atlantic Richfield Company. Mr. Flexon began his career with the former Coopers & Lybrand public accounting firm.

Clint Freeland
Age: 39

Senior Vice President and Chief Financial Officer

        Mr. Freeland has served as NRG Energy's Chief Financial Officer since March 2008. In this capacity, he manages NRG's corporate financial and control functions including Treasury, Accounting,

Tax and Insurance programs. Prior to this, Mr. Freeland served as Vice President and Treasurer since April 2006. Mr. Freeland joined NRG in 2004 as Director, Finance, following over 10 years in key financial roles within the energy sector for such Houston-based companies as Enron, Coral Energy and ABN AMRO Bank, N.V.

Jeffrey M. Baudier
Age 40

Senior Vice President and Regional President, South Central Region

        Mr. Baudier was named Senior Vice President and Regional President, South Central Region in December 2006. He manages the asset portfolio for this region and most recently served as its General Counsel, a position he held since April 2005. Prior to joining NRG, Mr. Baudier was a Special Counsel and Partner from March 2001 to March 2005 with the New Orleans-based law firm Jones Walker. In private practice he represented public and closely-held companies in transactions and dispute resolution related to various aspects of the energy industry. Mr. Baudier also served from May 1993 to October 1998 and again from March 2000 to March 2001 as a Senior Attorney at Texaco, Inc., focusing on oil and gas exploration and development projects both domestically and abroad. From November 1998 to February 2000, he practiced with the Lafayette, Louisiana law firm of Caffery, Oubre, Dugas and Campbell.

John P. Brewster
Age: 54

Executive Vice President, Plant Operations and Development Engineering and Procurement

        Mr. Brewster has been Executive Vice President, Plant Operations and Development Engineering and Procurement for NRG since December 2006. Prior to this position he served as Executive Vice President, International Operations and President South Central Region, a position he held since March 2004. Previously, he served as Vice President, Worldwide Operations of NRG, Vice President, North American Operations of NRG and Vice President of Production for NRG Louisiana Generating, Inc. Prior to joining NRG, Mr. Brewster spent 22 years with Cajun Electric Power Cooperative, where he served as Vice President of Production, Manager of Power System Operations and Assistant Plant Manager.

Mauricio Gutierrez
Age: 37

Senior Vice President, Commercial Operations

        Mr. Gutierrez has been Senior Vice President, Commercial Operations, since March 2008. In this capacity, he is responsible for the commercial management of the North America asset portfolio as well as the real time operations, origination and structuring for the Company. Prior to this, Mr. Gutierrez served as Vice President, Commercial Operations Trading. Prior to joining NRG, he held various positions with Dynegy Inc. including Managing Director for the Southeast and Texas regions and Senior Trader east power. Prior to Dynegy, Mr. Gutierrez served as senior consultant and project manager involved in various energy and infrastructure projects in Mexico.

John B. (Thad) Hill, III
Age: 40

Executive Vice President and Regional President, Texas

        Mr. Hill has been Executive Vice President and Regional President of NRG Texas since December 2006. Most recently, Mr. Hill served as NRG's Executive Vice President, Corporate Business

Development and Strategic Planning, as well as head of Environmental and New Business. Prior to joining NRG, he was Executive Vice President of Strategy & Business Development at Texas Genco LLC, a position he held until February 2006, when NRG acquired Texas Genco LLC. Mr. Hill also served as Vice President and Director of The Boston Consulting Group, Inc., where he led the North American energy practice, serving companies in the power and gas sector with a focus on commercial and strategic issues. Mr. Hill joined The Boston Consulting Group, Inc. in 1995, was appointed an officer in 2001 and began leadership of the North American energy practice in 2003.

M. Stephen Hoffmann
Age: 54

Senior Vice President and Regional President, West Region

        Mr. Hoffmann has been Senior Vice President and President of NRG's West Region since May 2006. He is responsible for leading the management and development activities for the West Region. Prior to that, he led the West Region's business development and origination efforts. Mr. Hoffmann joined NRG in 2001 as General Manager of San Diego Energy Center, following 28 years in key business development and industrial sales roles with such power and gas companies as Energy Masters International, Planergy International, Reliant Energy and Utilicorp.

Kevin T. Howell
Age: 50

Executive Vice President and Chief Administrative Officer

        Mr. Howell has been Executive Vice President and Chief Administrative Officer since March 2008. In this capacity, Mr. Howell oversees several critical corporate functions including Communications, Investor Relations, Human Resources and Information Technology. Prior to this, Mr. Howell served as Executive Vice President, Commercial Operations. Prior to joining NRG, he served as President of Dominion Energy Clearinghouse since 2001. From 1995 to 2001, Mr. Howell held various positions within Duke Energy companies including Senior Vice President of Duke Energy Trading and Marketing, Senior Vice President of Duke Energy International, and most recently, Executive Vice President of Duke Energy Merchants where he managed a global trading group dealing in refined products, LNG and coal. Prior to his five years at Duke, Mr. Howell worked in a variety of trading, marketing and operations functions at MG Natural Gas Corp., Associated Natural Gas and Panhandle Eastern Pipeline L.P.

James J. Ingoldsby
Age: 50

Vice President and Chief Accounting Officer

        Mr. Ingoldsby has been Vice President and Chief Accounting Officer since March 2008. He is responsible for directing NRG's financial accounting and reporting activities, as well as the financial planning and analysis function. Since August 2006, Mr. Ingoldsby served as Vice President, Financial Planning and Analysis. From May 2004 to July 2006, Mr. Ingoldsby served as NRG's Vice President and Controller. Mr. Ingoldsby, who led the Sarbanes-Oxley implementation at chemical company Hercules, Inc., previously held various executive positions at GE Betz, formerly BetzDearborn from 1993 to 2003, including serving as Controller and Director of Business Analysis and Director of Financial Reporting. He also held various staff and managerial accounting and auditing positions at Mack Trucks, Inc. from 1982 to 1993. Mr. Ingoldsby began his career with Deloitte and Touche.

J. Andrew Murphy
Age 47

Executive Vice President and General Counsel

        Drew Murphy has been Executive Vice President and General Counsel since December 2006. He is responsible for the legal affairs of NRG. Prior to joining NRG, Mr. Murphy was the partner in charge of the energy practice at the law firm of Hunton & Williams where he represented issuers, developers, investors and lenders in a wide variety of US and cross-border energy projects and structured financings. His legal expertise includes supporting various development projects and financings including coal- and gas-fired power plants, transmission lines, gas storage facilities, waste-to-energy facilities, water treatment facilities and renewable energy projects.

John W. Ragan
Age 48

Executive Vice President and Regional President, Northeast

        John Ragan has been Executive Vice President and Regional President, Northeast since December 2006. Prior to joining NRG, Mr. Ragan was Vice President of Trading, Transmission, and Operations at FPL Energy. Prior to this role, he served as Vice President of Business Management for FPL Energy's Northeast Region. Mr. Ragan has more than 20 years of experience in the energy industry, including serving as Senior VP and Chief Executive Officer of Mirant's International Group where he led operations in five countries and managed 3,450 MW of generation and integrated utility assets. Prior to working internationally, he served in various domestic roles during his eight years at Mirant/Southern Energy, including Senior Vice President of Commercial Operations for the company's North American trading and asset portfolio.

Steven C. Winn
Age: 42

Executive Vice President, Strategy and Nuclear Development

        Mr. Winn has been Executive Vice President, Mergers and Acquisitions since January 2007. In this role, he is responsible for identifying opportunities to enhance NRG's competitive position in the energy industry and increase revenue growth through synergistic acquisitions and business alliances. Mr. Winn also oversees NRG's nuclear development efforts for South Texas Project (STP) units 3 and 4. Prior to this, Mr. Winn served as Executive Vice President and Regional President for NRG Texas following NRG's acquisition of Texas Genco LLC since February 2006. He served as Vice President, Mergers and Acquisitions from April 2005 to December 2005 and as Director, Mergers and Acquisitions from November 2004, when he joined NRG, to April 2005. Prior to joining NRG, Mr. Winn worked in Power and Energy Investment Banking at Lehman Brothers and Salomon Brothers.

VOTING STOCK OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS,
AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth information concerning beneficial ownership of the Company's Common Stock as of March 27, 2008, for: (a) each director and the nominees for director; (b) named executive officers set forth in the Summary Compensation Table; and (c) the directors and executive officers as a group. For each person known to the Company to own more than 5 percent of the Company's Common Stock, the information provided is as of the date of their most recent filing with the SEC. None of the directors, nominees for director or named executive officers own any of the Company's preferred stock, and the Company is not aware of any person who owns more than 5 percent of the Company's preferred stock. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table.

        On April 25, 2007, NRG's Board of Directors approved a two-for-one stock split of the Company's outstanding shares of common stock which was effected through a stock dividend. The stock split entitled each stockholder of record at the close of business on May 22, 2007 to receive one additional share for every outstanding share of common stock held. The additional shares resulting from the stock split were distributed by the Company's transfer agent on May 31, 2007. All share amounts presented below retroactively reflect the effect of the stock split.

        Except as noted below, the address of the beneficial owners is NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540.

Name of Beneficial Owner	Percent of Class	Common Stock(1)
David Crane	*	1,740,628	(2)
Robert C. Flexon	*	340,932	(3)
Kevin T. Howell	*	125,617	(4)
J. Andrew Murphy	*	28,132	(5)
John W. Ragan	*	26,732	(5)
Howard E. Cosgrove	*	74,934	(6)
John F. Chlebowski	*	27,934	(7)
Lawrence S. Coben	*	32,980	(8)
Stephen L. Cropper	*	27,216	(9)
William E. Hantke	*	2,774	(10)
Paul W. Hobby	*	9,806
Maureen Miskovic	*	15,870	(7)
Anne C. Schaumburg	*	12,307	(7)
Herbert H. Tate	*	14,700	(11)
Thomas H. Weidemeyer	*	22,043	(12)
Walter R. Young	*	43,031
All Directors and Executive Officers	*	2,730,076	(13)
Bank of America Corporation 100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, North Carolina 28255	7.0%	16,917,187	(14)
FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	9.9%	23,913,683	(15)
Janus Capital Management LLC 151 Detroit Street Denver, Colorado 80206	9.0%	21,582,893	(16)

Massachusetts Financial Services Company 500 Boylston Street Boston, Massachusetts 02116	5.4%	12,999,236	(17)
Solus Alternative Asset Management LP 430 Park Avenue, 9th Floor New York, New York 10022	9.8%	23,450,000	(18)

*
Less than one percent of outstanding Common Stock.

(1)
The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or investment power and (b) shares that such person or entity has the right to acquire within 60 days through the exercise of stock options or similar rights. Unless otherwise indicated, each person or entity has sole investment and voting power (or such person shares such powers with his or her spouse) with respect to the shares set forth in the table above.

(2)
Includes 1,529,578 shares that may be acquired at or within 60 days of March 27, 2008, pursuant to the exercise of options. Mr. Crane also owns 38,142 deferred stock units ("DSU's"). Each deferred stock unit is equivalent in value to one share of NRG's Common Stock. Mr. Crane will receive one such share of Common Stock for each deferred stock unit he owns six months from the date of his termination of employment with NRG.

(3)
Includes 274,332 shares that may be acquired at or within 60 days of March 27, 2008, pursuant to the exercise of options. Mr. Flexon also owns 11,360 DSU's. Each deferred stock unit is equivalent in value to one share of NRG's Common Stock. Mr. Flexon will receive one such share of Common Stock for each deferred stock unit he owns six months from the date of his termination of employment with NRG.

(4)
Includes 34,331 shares that may be acquired at or within 60 days of March 27, 2008, pursuant to the exercise of options.

(5)
Represents shares that may be acquired at or within 60 days of March 27, 2008, pursuant to the exercise of options.

(6)
Includes 20,000 shares held by Mr. Cosgrove's spouse and 51,726 DSU's. Each deferred stock unit is equivalent in value to one share of NRG's Common Stock, payable in the event Mr. Cosgrove ceases to be a member of the Board.

(7)
Represents DSU's. Each deferred stock unit is equivalent in value to one share of NRG's Common Stock, payable in the event the director ceases to be a member of the Board.

(8)
Includes 30,528 DSU's. Each deferred stock unit is equivalent in value to one share of NRG's Common Stock, payable in the event Mr. Coben ceases to be a member of the Board.

(9)
Includes 20,216 DSU's. Each deferred stock unit is equivalent in value to one share of NRG's Common Stock, payable in the event Mr. Cropper ceases to be a member of the Board.

(10)
Mr. Hantke also owns 5,955 DSU's. Each deferred stock unit is equivalent in value to one share of NRG's Common Stock. The 5,955 DSU's issued to him will be exchanged for such Common Stock on a one-to-one basis on the following schedule: (i) 1,168 on June 1, 2008; (ii) 1,014 on March 31,

  2009; (iii) 1,168 on June 1, 2009; (iv) 1,014 on March 1, 2010; (v) 1,168 on June 1, 2010; and (vi) and 423 on June 1, 2011.

(11)
Includes 7,042 DSU's. Each deferred stock unit is equivalent in value to one share of NRG's Common Stock, payable in the event Mr. Tate ceases to be a member of the Board. Mr. Tate also owns 2,851 DSU's that will be exchanged for shares of NRG's Common Stock on a one-to-one basis on the following schedule: (i) 900 on September 1, 2008 and (ii) 1,951 January 1, 2009.

(12)
Includes 20,043 DSU's payable in the event Mr. Weidemeyer ceases to be a member of the Board.

(13)
Consists of the total holdings of directors, named executive officers, and all other executive officers as a group. Includes shares that may be acquired at or within 60 days of March 27, 2008, pursuant to the exercise of options, the vesting of restricted stock units ("RSU's"), or the exchange of DSU's. Each RSU and DSU is equivalent in value to one share of NRG's Common Stock.

(14)
Based on information set forth in the Schedule 13G/A filed jointly on February 7, 2008 by Bank of America Corporation, NB Holdings Corporation, Bank of America, NA, United States Trust Company, NA, BAC North America Holding Company, NA, LaSalle Bank Corporation, LaSalle Bank, N.A., Banc of America Securities Holdings Corporation, Banc of America Securities LLC, NMS Services Inc., NMS Services (Cayman) Inc., Columbia Management Group, LLC, Columbia Management Advisors, LLC, Banc of America Investment Advisors, Inc. (collectively, the "Reporting Persons"). Based on the ownership of each of the Reporting Persons, Bank of America Corporation may be deemed to have shared voting and dispositive power of the shares held by the Reporting Persons.

(15)
Based on information set forth in the Schedule 13G/A filed on February 14, 2008 by FMR LLC and Edward C. Johnson 3d. Fidelity Management & Research Company ("Fidelity") is a wholly-owned subsidiary of FMR LLC and as a result of acting as an investment adviser is the beneficial owner of 22,437,065 shares. FMR LLC and Edward C. Johnson 3d each have sole power to dispose of the shares owned by Fidelity.

(16)
Based on information set forth in the Schedule 13G/A filed on February 14, 2008 by Janus Capital Management LLC ("Janus"). Janus has an indirect ownership interest in Enhanced Investment Technologies LLC ("EIT") and Perkins, Wolf, McDonnell and Company, LLC ("Perkins"). Due to this ownership structure, Janus may be deemed the beneficial owner of the shares held by EIT and Perkins.

(17)
Based upon information set forth in the Schedule 13G/A filed on February 12, 2008 by Massachusetts Financial Services Company ("MFS"), which includes shares beneficially owned by other non-reporting entities as well as MFS.

(18)
Based on information set forth in the Schedule 13G filed on February 14, 2008 by Solus Alternative Asset Management LP ("Solus"), Solus has the sole power to voting and dispositive power of 23,450,000 shares that Solus either owns or has the right to receive with 60 days of March 27, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file with the SEC reports regarding their ownership and changes in ownership of our stock. Based on a review of these reports and the written representations of its directors and executive officers, NRG believes that during 2007, its directors and executive officers complied with all Section 16(a) filing requirements, except for a late Section 16 filing filed on behalf of Christine Jacobs, a former executive officer of NRG.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement required by Item 402(b) of Regulation S-K with management and, based upon such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                      Compensation Committee:

                      Thomas H. Weidemeyer, Chair
                      Stephen L. Cropper
                      Walter R. Young

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The following discussion and analysis is focused on our executive compensation program as it relates to NRG's Named Executive Officers ("NEOs"). The NEOs are the Chief Executive Officer, the Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer serving as executive officers at the end of the 2007 fiscal year. For 2007, our NEOs were:

Name:	2007 Title:
David Crane	President and Chief Executive Officer
Robert C. Flexon	Executive Vice President and Chief Financial Officer
Kevin T. Howell	Executive Vice President, Commercial Operations
J. Andrew Murphy	Executive Vice President and General Counsel
John W. Ragan	Executive Vice President and Regional President, Northeast

        The discussion and analysis below is based on the following outline:

  •
  the objectives of the executive compensation program at NRG;

  •
  what the executive compensation program is designed to reward;

  •
  all elements of compensation provided under the program, including:

  •
  the reasons why these elements of compensation have been selected;

  •
  how the amounts of each element are determined; and

  •
  how and why each element and decision fits into NRG's overall objectives.

Objectives of NRG's executive compensation program

        The Compensation Committee of the Board, referred to as the Committee for purposes of this CD&A, is responsible for the development and implementation of NRG's executive compensation program. The objectives of this program are based on the Committee's philosophy that executive compensation should be aligned with stockholder value and improvements in corporate performance.

        These objectives include elements of both short- and long-term values and, therefore, the program strives to effectively use elements of compensation under a total reward philosophy that combines annual and multi-year reward opportunities. The intent of NRG's compensation program is to reward the achievement of the Company's annual goals and objectives while supporting the Company's long-term business strategy.

What NRG's executive compensation program is designed to reward

        Stockholder value and corporate performance are realized through the Company's ongoing business strategy to consistently optimize the value of our generation assets, which results in growth and enhanced financial performance. These results are attained by maintaining and enhancing the Company's position as a leading wholesale independent power generation company in a cost-effective and risk-mitigating manner. This strategy consists of:

  •
  pursuing additional growth opportunities at existing sites;

  •
  increasing value from existing assets;

  •
  maintaining financial strength and flexibility;

  •
  positioning the Company's portfolio for success in a period of increasing environmental constraints, particularly with respect to greenhouse gas emissions;

  •
  reducing the volatility of cash flows through asset-based commodity hedging activities;

  •
  positioning the Company to benefit from industry consolidation; and

  •
  optimizing the Company's capital allocation strategy, particularly with respect to the return of capital to stockholders;

        Our executive compensation program promotes this strategy by:

  •
  attracting, retaining and rewarding top executive talent;

  •
  encouraging performance that results in enhanced stockholder value over the long-term and attainment of our business goals and objectives, both financial and non-financial; and

  •
  rewarding strong individual performance.

2007 Compensation Approved by the Compensation Committee

        The table below identifies each element of compensation approved by the Committee and paid or awarded to the NEOs for 2007. Each element is described in more detail throughout the remainder of the CD&A and as part the Summary Compensation Table below that was prepared in accordance with SEC rules. This table is not intended to replace the table required by the SEC.

Named Executive Officer	Base Salary Earnings ($)	Value of Restricted Stock Units ($)(1)	Value of Stock Options ($)(2)	Value of Performance Units ($)(2)	Annual Incentive Payment ($)	Sign-On Bonus ($)		Benefits ($)	Total ($)
David Crane	1,000,000	759,424	1,806,144	1,153,680	1,801,500	—		52,629	6,573,377
Robert C. Flexon	548,269	201,024	482,620	310,270	736,668	—		32,500	2,311,351
Kevin T. Howell	399,539	106,096	256,852	166,060	425,733	—		23,675	1,377,955
J. Andrew Murphy	400,000	111,680	271,576	174,800	384,225	400,000	(3)	37,970	1,780,251
John W. Ragan	350,000	100,512	237,220	152,950	345,384	300,000	(3)	211,997	1,698,063

(1)
Reflects the grant date fair value based on the closing share price as reported on the New York Stock Exchange on January 3, 2007 of $27.92.

(2)
Reflects the grant date fair value as of January 3, 2007. The assumptions made in these valuations are discussed in the Company's 2007 Form 10-K in Item 15—Consolidated Financial Statements.

(3)
Represents a sign-on bonus paid in 2007.

Elements of compensation provided under NRG's executive compensation program

        The Committee is authorized to engage, at the expense of the Company, a compensation consultant to provide independent advice, support, and expertise to support the Committee in overseeing and reviewing the Company's overall compensation strategy, structure, policies and programs, and to assess whether the Company's compensation structure establishes appropriate incentives for management and employees. The Committee has retained Mercer Human Resources Consulting ("Mercer") to assist the Committee in selecting and determining amounts for NRG's executive compensation program and to provide market information, analysis and guidance in the development and assessment of NRG's executive compensation program. Mercer is directly accountable to the Committee.

        In December 2007, the Committee and management elected to divide compensation consulting duties between Mercer and Towers, Perrin, Forster, and Crosby, Inc. ("Towers Perrin"). Mercer will act as the consultant solely on behalf of the Committee. Towers Perrin will act as the consultant on behalf of management on issues and programs that, depending on their magnitude, may or may not be presented to the Committee. Under this arrangement, NRG believes that the interests of the Board, management, and stockholders will be better served since the consultants will be able to avoid conflicts of interest that often arise in cases where a single consultant serves both the Committee and management. For 2007, Mercer worked with NRG's Human Resources Department in formulating recommendations for the Committee's consideration to determine the levels and components of compensation to be provided for the fiscal year.

        Annually, the Committee reviews all elements of executive compensation individually and in the aggregate against market data for companies with which NRG competes for executive talent. The Committee evaluates NRG's executive compensation based on competitive market information developed by Mercer via the development of a "peer group." The composition of the peer group is targeted towards publicly-traded, independent power producers and utilities with power generation operations which had revenues of approximately 50% to 200% of NRG's projected revenue, similar generation capacity, or geographic similarity. Each of these characteristics may not be met for every company in the peer group.

        The Committee and management review the composition of the peer group on an annual basis. The Company aims to compare its executive compensation program to a consistent peer group year to year, but given the extremely dynamic nature of the industry and the companies in it, the Company occasionally must alter the list to best represent the Company's industry peers from one year to the next. For 2007, the peer group consisted of:

2007 Peer Group

  AES Corporation (NYSE: AES)
  TXU Corporation (NYSE: TXU)
  Reliant Energy, Inc. (NYSE: RRI)
  DTE Energy Company (NYSE: DTE)
  Dynegy Inc. (NYSE: DYN)
  El Paso Corporation (NYSE: EP)
  PPL Corporation (NYSE: PPL)
  CMS Energy Corporation (OTC: CMSRL)
  Mirant Corporation (NYSE: MIR)
  Allegheny Energy, Inc. (NYSE: AYE)
  Public Service Enterprise Group (NYSE: PSEG)
  Edison International (NYSE: EIX)

        The various elements of NRG's executive compensation program for 2007 were benchmarked relative to the compensation provided to executives of this peer group, as well as other published survey data. For the survey analysis, Mercer benchmarked NRG's NEOs to survey data based on functional job responsibility, using energy industry data where available and supplementing it with general industry data. NRG's incentive plan design, plan features, and level of participation were also considered during the benchmarking exercise.

        In conjunction with Mercer's analysis of NRG's peer group, the Committee aims to emphasize performance-based pay while balancing short- and long-term results through the use of an effective mix of cash, equity and other benefits. By implementing this compensation structure, the Committee believes that the interests of the Company are aligned with the interests of the stockholders, while continuing to emphasize the achievement of the Company's business goals and objectives.

        Based on Mercer's analysis of NRG's peer group and the Company's objectives described above, the Committee affirmed the following six components of NRG's executive compensation program:

  •
  Base salary;

  •
  Annual incentive compensation;

  •
  Long-term incentive compensation, including restricted stock units, non-qualified stock options and performance units;

  •
  Benefits;

  •
  Discretionary payments; and

  •
  Severance and change in control benefits.

        For each element, and in the aggregate, NRG targeted reward values for the Company's NEOs between the median and the 75th percentile based on the results of the Mercer survey for its NEOs for both total cash compensation (base salary plus annual cash incentives) and for total direct compensation (total cash compensation plus expected value of long-term incentives). With NRG's internal growth and the 2006 acquisition of Texas Genco, NRG's size and complexity has grown relative to the industry. In addition, in recent years, NRG's financial and operating performance has been above the median with regard to selected financial business measures and, as a result, our management team has been subject to competitive career opportunities. Accordingly, we currently target pay levels above the median.

Base Salary

        Annual base salary is designed to compensate NEOs for their level of experience and continued expectation of superior performance. Base salary is expected to increase year-on-year in relation to market competitiveness and individual performance. Increases in base salary affect other elements of compensation:

  •
  As base salary increases, the resulting Annual Incentive Plan ("AIP") dollars will increase (assuming equal percentage participation).

  •
  NRG's long term incentive compensation, delivered through the Long Term Incentive Plan ("LTIP"), is awarded as a multiple of base salary. As base salary increases, the value of the equity award increases.

  •
  Certain life insurance benefits, severance benefits, and change in control benefits are valued as a function of base salary and increase in value commensurate with growth in base salary.

        In addition to targeting base salary levels above the median, the base salary recommendations also incorporate the NEO's individual performance, the general contributions of the NEO to overall corporate performance, and the level of responsibility of the NEO with respect to his or her specific position. In general, in January 2007, base salary levels for NEOs were increased by 5% to 6% to reflect the criteria discussed above. Certain NEOs base salary increased by a larger percentage due to a change in the competitive market and as a result of NRG's desire to retain those executives to support planned succession. Salary increases, in the case of certain NEOs, also reflect the fact that such NEOs simultaneously serve in more than one executive capacity. On occasion, it may become necessary to make adjustments to the salary of an NEO based on exceptional individual performance or due to a change in the competitive market.

        For 2007, the base salary earnings for each NEO were as follows:

Named Executive Officer:	2007 Base Salary Earnings ($):
David Crane	1,000,000
Robert C. Flexon	548,269
Kevin T. Howell	399,539
J. Andrew Murphy	400,000
John W. Ragan	350,000

Annual Incentive Compensation

        Overview—Annual incentive compensation is designed to compensate NEOs for meeting specific individual and Company goals, and to reward individuals for meeting financial and non-financial goals and objectives established as part of the Company's annual business plan. Annual incentive compensation is determined as a percentage of each NEO's annual base salary. The Annual Incentive Plan, or AIP, design is based on best practices and market competitiveness as benchmarked with NRG's peer group.

        The AIP is calculated using actual performance results from a weighted percentage of performance criteria. These criteria are chosen to align each NEO's responsibilities with available quantitative financial measures and qualitative measures that NRG values in the leadership of the business, such as safety, budget control, staff development, and individual performance compared to the Company's goals. Annually, quantitative and qualitative performance goals are recommended by the NRG Senior Management Team for approval by the Committee. These criteria were chosen as the primary short-term benchmarks with respect to the strategies chosen for attaining the Company's business objectives of increasing stockholder value and the improvement in corporate performance.

        AIP Performance Criteria—The following tables provide the 2007 performance criteria established for the NEOs and, for each NEO, the weight each criterion is given with respect to individual NEO performance. The criteria are used in determining the AIP payment as described in more detail below and are designed to achieve the Company's primary short-term goals and long-term business objectives, such as maintaining financial strength and stability, reducing the volatility of cash flows, increasing value at existing sites, positioning the Company for success under increasing environmental constraints, and optimizing the Company's capital allocation strategy.

2007 Performance Criteria

Performance Criteria	Definition
Consolidated Adjusted Free Cash Flow:
Cash Flow from Operations less Capital Expenditures—as calculated from NRG's Statement of Cash Flows as found in Item 15—Consolidated Financial Statements to the Company's Annual Report on Form 10-K filed on February 28, 2008, or the 2007 Form 10-K
Consolidated Adjusted EBITDA:
Net Income before Income Tax, Depreciation, and Amortization—as calculated from NRG's Statement of Operations as found in Item 15—Consolidated Financial Statements to NRG's 2007 Form 10-K and as further adjusted for certain non-recurring items
Regional Adjusted EBITDA:
Regional Segment Net Income before Income Tax, Depreciation, and Amortization—as calculated from NRG's Statement of Operations as found in Item 15—Consolidated Financial Statements to NRG's 2007 Form 10-K and as further adjusted for certain non-recurring items
Safety:	Applied safety practices at plant and office locations

Performance Criteria (cont.)	Definition (cont.)
Environmental:	Qualitative and/or quantitative assessment of environment compliance and initiatives
"FORNRG" Contributions:	Continuous improvement initiative to maximize return on invested capital and improve profitability, determined in incremental adjusted EBITDA
Strategic Development/Business Development:	Development and dissemination of corporate strategy at Company and regional levels
Individual Performance/Goal Achievement:	Individual Performance versus mutually agreed-upon annual goals plus manner of achieving goals (in accordance with corporate values)
Staff Development:	Personnel recruitment, education and advancement

NEO Weighted Performance Criteria

Performance Criteria	David Crane	Robert C. Flexon	Kevin T. Howell	J. Andrew Murphy	John Ragan
Consolidated Adjusted EBITDA	30%	20%	20%	15%	10%
Consolidated Adjusted Free Cash Flow	30%	20%	20%	15%	10%
Corporate Safety	5%	5%	—	—	5%
Corporate Environmental	5%	5%	—	—	5%
Region Adjusted EBITDA	—	—	—	—	20%
Staff Development	15%	10%	—	15%	—
Strategic Development/Business Development	15%	10%	10%	10%	10%
FORNRG Contributions	—	10%	30%	15%	10%
Individual Performance/Goal Achievement	—	20%	20%	30%	30%

        AIP Incentive Opportunity—The Chief Executive Officer is accountable for developing the goals for all other NEOs, while the Committee, with input from the Chief Executive Officer, determines the goals for the Chief Executive Officer. These goals are established at the beginning of each fiscal year. For the fiscal year 2007, these goals were reviewed and approved by the Committee on February 21, 2007. Based on the targeted benchmarks for the fiscal year 2007, the target annual incentive opportunity for NEOs ranged from 75 percent to 100 percent of base salary and an additional maximum opportunity was established for each NEO ranging from 37.5 percent to 100 percent of base salary above the target opportunity. Mercer has reported that the AIP plan design, as displayed in the table below, is consistent with market practice both in terms of target percentages and range of opportunity.

        The threshold, target and maximum incentive opportunities for the NEOs for 2007 were as follows:

Named Executive Officer	Threshold	Target	Maximum
David Crane	50%	100%	200%
Robert C. Flexon	37.5%	75%	150%
Kevin T. Howell	37.5%	75%	112.5%
J. Andrew Murphy	37.5%	75%	112.5%
John W. Ragan	37.5%	75%	112.5%

        AIP Targets and Calculation—Payment of the AIP is contingent on attaining the AIP Threshold, which is based on the Company's Adjusted Free Cash Flow. For fiscal year 2007, the AIP Threshold was set at $825M of Adjusted Free Cash Flow, a level appropriate for a minimally acceptable level of Company financial performance. If the AIP Threshold was not achieved, no annual incentives would have been paid for 2007 performance. If the AIP Threshold is met or exceeded, the annual incentive payment is calculated in two steps:

    Step 1:    A percentage up to the Target level based on the weight of each performance criterion identified in the table above. If all elements are achieved at the Target level, an NEO will realize Target level participation.

    Step 2:    A percentage above the Target level based on an equal 50/50 weighting of Adjusted Free Cash Flow and Consolidated Adjusted EBITDA. This second calculation is only performed in the event Adjusted Free Cash Flow or Consolidated Adjusted EBITDA exceeds its respective Target level.

        The sum of the two pieces (the Threshold to the Target components (Step 1) + the Target to the Maximum components (Step 2)) equals the incentive earned under the AIP. For fiscal year 2007, the AIP Target was set at $970M of Consolidated Adjusted Free Cash Flow and $2,050M of Consolidated Adjusted EBITDA. Payments above the AIP Target will only be possible if the Adjusted Free Cash Flow or the Consolidated Adjusted EBITDA Targets are surpassed, in which case the NEO is eligible to receive a portion of the incentive opportunity between Target and Maximum.

        The AIP Maximum percent payout can only be achieved if the Maximum level of Adjusted Free Cash Flow and Consolidated Adjusted EBITDA are met or surpassed. In the event that these financial performance criteria exceed maximum levels, the NEOs are still capped at their maximum. The Company has established the Maximum at a level that can only be achieved with exceptional Company performance. While the Company strives for this level of performance every year, the Company expects that over time the Maximum level will not be reached a significant percentage of the time. For example, despite very strong Company performance in 2006 and 2007, the Company did not reach the Maximum compensation level in either year.

        Results for 2007 AIP—As defined, the Company's AIP Threshold and AIP Target levels are based on the Company's audited financial statements. The achievement towards the threshold and targets described in the table above is calculated beginning with the Company's audited financial statements and is adjusted based on the impact of non-recurring events that may impact Adjusted Free Cash Flow and/or Consolidated Adjusted EBITDA, but have a positive impact on the Company's business objectives of increasing stockholder value and improving corporate performance. Alternatively, transactions may occur throughout the year that may impact Adjusted Free Cash Flow and/or Consolidated Adjusted EBITDA positively or negatively but were not due to direct Company management. The Committee approved one such adjustment to ensure the composition of the asset portfolio is consistent with AIP targets. These portfolio adjustments consist of the postponement of the Gladstone sale and the announcement of the ITISA sale for $18 million and $15 million for the calculation of Adjusted Free Cash Flow and Consolidated Adjusted EBITDA criteria, respectively, and certain other adjustments.

        Based on the calculations described above, both the Adjusted Free Cash Flow and Consolidated Adjusted EBITDA AIP Targets were exceeded for 2007. The Chief Executive Officer provided documentation to the Committee and the Board regarding the qualitative and quantitative achievement for each NEO. The Committee evaluated the performance of the Chief Executive Officer based on his achievement compared to goals established for him for 2007. Subsequently, the Committee reviewed and approved the annual incentive awards for the NEOs based on individual performance goals along with the Adjusted Free Cash Flow and Consolidated Adjusted EBITDA criteria. Bonus payments were paid after the release of the Company's audited financial results for 2007. The annual incentives awarded to each of the NEOs for 2007, expressed as a percentage of base salary and in dollars, were as follows:

Named Executive Officer:	Percentage of Base Salary	Annual Incentive Payment ($)
David Crane	180.2%	1,801,500
Robert C. Flexon	134.4%	736,668
Kevin T. Howell	106.6%	425,733
J. Andrew Murphy	96.1%	384,225
John W. Ragan	98.7%	345,384

Long-Term Incentive Compensation

        The Long-Term Incentive Plan, or LTIP, is designed to align compensation of NEOs with long-term stockholder value. The value of an LTIP award depends exclusively on NRG's stock price and, in the case of Performance Units, the share price movement over time.

        All share amounts, grant prices, and performance targets and thresholds presented below and in the compensation tables below retroactively reflect the effect of the stock split described in the section "Voting Stock Ownership of Directors, Officer and Certain Beneficial Owners" above. The stock split had no effect on the value of any LTIP award.

        Types of Awards—NRG's LTIP is comprised of the following types of awards:

  •
  Non-qualified Stock Option ("NQSO's")—Each NQSO represents the right to purchase one share of Common Stock at a price equal to the closing market price of the Common Stock on the date of grant. Options vest and become exercisable equally over a three-year vesting schedule and have a term of six years. Grants prior to August 1, 2005 have ten-year terms. Vesting schedules and term lengths for new grants are reviewed periodically by the Committee.

  •
  Performance Units ("PU's")—Each PU represents the right to receive a certain number of shares of Common Stock after the completion of three years of service from the date of grant, provided the price per share of the Company's Common Stock equals or exceeds the target price set under the award as of the date of vesting. The number of shares of Common Stock to be paid as of the vesting date for each performance unit is equal to: (i) one share of Common Stock, if the target price is met; (ii) a prorated amount in between one and two shares of Common Stock, if the target price is exceeded but is less than the maximum price set under the award, and (iii) two shares if the maximum price is met or exceeded. If the target price is not met, no shares will be awarded.

    The design of PU's is intended to reward NEOs based on total stockholder return over the three-year vesting period relative to the Company's total cost of equity over this period. The target price of the award is based on an annual projected cost of equity established at the start of each three-year vesting period. The Committee will approve a target stock price based on a compounding share price growth factor over the vesting period. The maximum share price growth factor represents 150% of the compounded target share price growth factor. PU's granted on January 3, 2007 held a target price of $38.09 per share, which represents an approximate 36% growth rate, and the maximum price of $44.74 per share, which represents an approximate 54% growth rate.

  •
  Restricted Stock Units ("RSU's")—Each RSU represents the right to receive one share of Common Stock after the completion of three years of service from the date of grant. From time-to-time, the Committee will use alternate RSU vesting periods, but only on an exception-basis, such as for a new-hire with a specific skill set or to serve as an enhanced retention tool.

  •
  Deferred Stock Units ("DSU's")—Each deferred stock unit represents the right of a participant to be paid one share of NRG's Common Stock at the end of a deferral period established under the award by the Committee or elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. Unless otherwise provided under an award, during the applicable deferral period, a participant will not have any rights as a stockholder of the Company. However, unless otherwise provided, once the deferral period ends, the participant will be entitled to receive accumulated dividends and distributions with respect to the corresponding number of shares of Common Stock underlying each deferred stock unit. Except in cases of death where DSU's convert immediately to Common Stock, DSU's convert to Common Stock six months following termination. While certain NEOs currently hold DSU's, there have not been any DSU's awarded to an executive officer of the Company since 2005.

        Range of LTIP compensation—The aggregate expected value of equity awards granted to each NEO for the fiscal year 2007 was based on a review of the expected value of equity grants made to NEOs in NRG's peer group, expressed as a multiple of base salary. Mercer provided equity benchmark data for the peer group and provided recommendations as a multiple of base salary to the Committee. For 2007, these multiples were four times base salary for the Chief Executive Officer, two and a quarter times base salary for the Chief Financial Officer, and one and a half times base salary for all other NEOs. The Company's practice is to issue annual equity awards on the first business day of the calendar year. For fiscal year 2007, the grant date was January 3, 2007. The price per share of the Company's stock on the grant date was $27.92 per share.

        Blended annual allocation—The Company employs a blended allocation of award type, with a heavier weighting to PU's and NQSO's in order to align the NEOs with stockholders through share price appreciation. NQSO's and PU's directly align the NEOs' interests with the performance of NRG's Common Stock reflecting the importance of share price appreciation to the Company's total stockholder return. Allocation of RSU's reflects market trends favoring increased usage of restricted stock over stock options used as a retention incentive. The allocation by equity type is reviewed annually by the Committee based on the Company's overall strategy and existing market best practices.

        For fiscal year 2007, the Committee approved equity compensation grants allocated among the types of awards as follows:

  •
  50 percent of the target expected value in the form of NQSO's;

  •
  33 percent of the target expected value in the form of PU's; and

  •
  17 percent of the target expected value in the form of RSU's.

        The types of equity awards made to the NEOs for 2007 and the total grant date fair value for such awards are shown below.

Named Executive Officer:	Restricted Stock Units ($)	Non-Qualified Stock Options ($)	Performance Units ($)
David Crane	759,424	1,806,144	1,153,680
Robert C. Flexon	201,024	482,620	310,270
Kevin T. Howell	106,096	256,852	166,060
J. Andrew Murphy	111,680	271,576	174,800
John W. Ragan	100,512	237,220	152,950

Benefits

        Benefits—NEOs participate in the same retirement, life insurance, health and welfare plans as other salaried employees of the Company. To generally support more complicated financial planning and estate planning matters, NEOs are provided personal financial services up to $10,300 each year to assist with financial planning and tax counseling. Survey data indicates that participation in this form of benefit is consistent with market practice at the executive level and that $10,300 is a reasonable level of benefit for this type of service.

        Pursuant to the terms of his negotiated employment agreement which allows for the continuation of previously awarded personal life and disability insurance, in 2007, Mr. Crane received additional benefits in the form of a $12,000 life insurance premium reimbursement and $10,120 disability insurance premium reimbursement. NRG paid Mr. Crane a tax gross-up of these amounts totaling $11,335.

Discretionary Payments

        From time-to-time, the Committee will make off-cycle cash and/or equity awards to reward key personnel for reasons such as extraordinary achievement, the hiring of a new executive, promotion, or recognition. Such rewards are rarely made at the NEO level and all such discretionary payments are subject to review and approval by the Chief Executive Officer. In cases of discretionary payments for certain designated officers, both Chief Executive Officer and Committee approval is required. In 2007, the Company awarded discretionary payments or sign-on bonuses to support the hiring of Mr. Murphy and Mr. Ragan.

Potential Severance and Change in Control Benefits

        Mr. Crane, pursuant to his employment agreement, and the other NEOs, pursuant to the Company's Executive and Key Management Change-in-Control and General Severance Plan, also referred to as the CIC Plan, are entitled to severance payments and benefits in the event of termination of employment under certain circumstances, including following a change-in-control. NRG chooses to pay severance and change-in-control benefits to assist with career transitions of executives of the Company as well as to create an environment that provides for adequate business transition and knowledge transfer during times of change.

        Change-in-control agreements are considered market practice among publicly-held companies. Most often, agreements are utilized to encourage executives to remain with the Company during periods of extreme job uncertainty. In order to enable a smooth transition during the interim period, change-in-control agreements provide a defined level of security for the executive, and the Company, to follow through on the implementation of a particular acquisition, asset sale/purchase, and integration.

        For a more detailed discussion, including the quantification of potential payments, please see the section entitled "Severance and Change-in-Control" following the executive compensation tables below.

Stock Ownership Guidelines

        The Committee and the Board require the Chief Executive Officer to hold Company stock with a value equal to six times his base salary until termination from the Company. The Chief Operating Officer is encouraged to hold equity instruments with a value equal to three times his base salary until termination from the Company. Other NEOs are encouraged to hold equity instruments with a value equal to 2.5 times their base salary until termination from the Company. Only vested shares count towards the ownership multiple. As NRG has experienced a limited number of LTIP grant opportunities, many NEOs have not yet achieved expected stock ownership multiples. It is anticipated, however, that NEOs will achieve expected ownership multiple thresholds over the course of a series of upcoming LTIP grants. The current stock ownership for NEOs as of March 27, 2008 is shown below:

Named Executive Officer	Target Ownership Multiple	Actual Ownership Multiple
David Crane	6.0	47.4
Robert C. Flexon	3.0	14.0
Kevin T. Howell	2.5	5.7
J. Andrew Murphy	2.5	0.7
John W. Ragan	2.5	0.8

Dilution concerns and other limitations

        NRG and the Committee work to ensure that NRG's equity awards balance both the interests of stockholders in controlling dilution and NRG's business need to attract, motivate, and retain the level of executive talent needed to execute its business strategy. Observing established dilution rates help stockholders preserve anticipated share ownership percentages in NRG. The dilution interests are tracked by way of:

  •
  Dilution rate—NQSO's already awarded plus additional shares reserved for potential distribution—divided by shares outstanding; and

  •
  Run rate—amount of NQSO's and RSU's actually distributed in 2007.

        The Committee remains focused on maintaining market prevailing dilution rates of less than 15%, as well as a three-year average run rate at or below 2%. NRG's potential dilution rate at the end of 2007 was approximately 6.7%, with an actual dilution rate of 3.1% reflecting shares granted at year-end. The run rate was less than 1%.

Tax and Accounting Considerations

        The Committee has considered the implications of Section 162(m) of the Code, which precludes the Company (as a public company) from taking a tax deduction for individual compensation in excess of $1 million for any of the NEOs, subject to certain exemptions. The Committee has also considered the exemptions to such limitation, which are also provided in Section 162(m) and specifically the exemption for compensation that is "performance based" within the meaning of Section 162(m). The Committee believes tax deductibility of compensation is an important consideration and, where possible and considered appropriate, intends to preserve the deductibility of compensation to NEOs under Section 162(m). However, the Committee also believes that it is important to retain flexibility in designing compensation programs, and as a result, has not adopted a policy that any particular amount of compensation must be deductible to NRG under Section 162(m). The Committee also takes into account tax consequences to NEOs in designing the various elements of the Company's compensation program, such as designing the terms of awards to defer immediate income recognition in accordance with Section 409A of the Code. The Committee remains informed of the accounting implications of its compensation programs, however, and approves programs based on their total alignment with the Company's strategy and long-term goals.

2008 Update

        As disclosed in the Company's Form 10-K and as part of the changes to the Company's management structure effective March 1, 2008, Messrs. Flexon and Howell received an additional pay increase in recognition of their new roles with the Company. In addition, the Compensation Committee approved, effective March 1, 2008, a cash-based phantom-equity program (the "Phantom Plan") for Mr. Howell that vests in full for all grants on August 1, 2010. This arrangement is designed to retain

Mr. Howell through August 1, 2010, at a minimum, while continuing to align Mr. Howell's compensation with stockholder value and improvements in corporate performance.

The Phantom Plan contains two elements:

  •
  Phantom Non-Qualified Units (PNQU's) that track the performance of the NRG stock listed on the New York Stock Exchange and reward Mr. Howell in a similar manner as would a Non-Qualified Stock Option granted under the Company's LTIP. The first grant of PNQU's was valued at the time of award, March 3, 2008, at $41.63. This price will be compared to the average closing price of the NRG stock for the 20 trading days prior to August 1, 2010. The gain in the stock price (if any) will be multiplied by the number of PNQU's and paid in the form of cash as soon as practicable after August 1, 2010.

  •
  Phantom Restricted Stock Units (PRSU's) will also track the performance of the NRG stock listed on the New York Stock Exchange. A cash award will be made as soon as practicable after August 1, 2010 that reflects the number of PRSU's multiplied by the average closing price for the 20 trading days prior to August 1, 2010.

        Mr. Howell's participation in the Phantom Plan precludes him from receiving additional equity awards under the LTIP that is otherwise in effect for the Company's other executive officers. The Company anticipates awarding Mr. Howell with additional grants under the Phantom Program on March 3, 2009 and March 3, 2010 at a level of 2x base salary multiple. This multiple equals what would otherwise be his participation level in the LTIP. The value of all awards will be divided equally between PNQU's and PRSU's.

Executive Compensation Tables

Summary Compensation Table
Fiscal Year Ended December 31, 2007

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Grants ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Crane President, Chief Executive Officer and Director	2007 2006	1,000,000 998,131	— —		1,258,752 1,673,862	1,273,476 1,520,360	1,801,500 1,267,626	13,019 16,561	52,629 51,990	5,399,376 5,528,530
Robert C. Flexon Executive Vice President and Chief Financial Officer(1)	2007 2006	548,269 474,423	— —		438,359 431,604	379,091 407,057	736,668 451,888	— —	32,500 65,168	2,134,887 1,830,140
Kevin T. Howell Executive Vice President, Commercial Operations(2)	2007 2006	399,539 379,653	— —		1,822,100 2,350,625	169,752 84,132	425,733 323,180	— —	23,675 20,300	2,840,799 3,157,890
J. Andrew Murphy Executive Vice President and General Counsel	2007	400,000	400,000	(3)	230,675	239,004	384,225	—	37,970	1,691,874
John W. Ragan Executive Vice President and Regional President, Northeast	2007	350,000	300,000	(3)	220,745	227,544	345,384	—	211,997	1,655,670

(1)
As of March 1, 2008, Mr. Flexon is Executive Vice President and Chief Operating Officer

(2)
As of March 1, 2008, Mr. Howell is Executive Vice President and Chief Administrative Officer

(3)
This amount represents a sign-on bonus.

        The amounts provided in the Stock Award column represent compensation expense recorded in the income statement for fiscal year 2007 as described in Statement of Financial Accounting Standard No. 123 (revised 2004), "Share-Based Payment", or FAS123R, for the RSU's and PU's listed in the table below. The assumptions made in these valuations are discussed in the Company's 2007 and 2006 Forms 10-K in Item 15—Consolidated Financial Statements.

	2007		2006
David Crane	• • • •	$327,672 for January 2007 PU's $253,092 for January 2007 RSU's $406,272 for January 2006 PU's $271,716 for January 2006 RSU's	• • •	$382,248 for January 2006 PU's $271,716 for January 2006 RSU's $1,019,898 for December 2003 RSU's
Robert C. Flexon	• • • • • • •
$88,121 for January 2007 PU's
$50,247 for January 2007 RSU's
$89,876 for January 2006 PU's
$59,136 for January 2006 RSU's
$64,856 for August 2005 PU's
$38,796 for August 2005 RSU's
		$47,327 for March 2004 RSU's	• • • • •	$84,564 for January 2006 PU's $59,136 for January 2006 RSU's $59,736 for August 2005 PU's $38,796 for August 2005 RSU's $189,372 for March 2004 RSU's

	2007 (cont.)		2006 (cont.)
Kevin T. Howell	• • • • •	$47,165 for January 2007 PU's $35,364 for January 2007 RSU's $55,408 for January 2006 PU's $35,160 for January 2006 RSU's $1,649,003 for August 2005 PU's	• • •	$52,128 for January 2006 PU's $35,160 for January 2006 RSU's $2,263,337 for August 2005 RSU's
J. Andrew Murphy	• • • •	$49,651 for January 2007 PU's $37,224 for January 2007 RSU's $83,056 for December 2006 PU's $60,744 for December 2006 RSU's	•	Not applicable because Mr. Murphy was not an NEO in 2006.
John W. Ragan	• • • •	$43,441 for January 2007 PU's $33,504 for January 2007 RSU's $83,056 for December 2006 PU's $60,744 for December 2006 RSU's	•	Not applicable because Mr. Ragan was not an NEO in 2006.

        The amounts provided in the Option Grants column represent compensation expense recorded in the income statement for fiscal year 2007 as described in FAS123R for the NQSO's listed in the table below. The assumptions made in these valuations are discussed in the Company's 2007 and 2006 Forms 10-K in Item 15—Consolidated Financial Statements.

	2007		2006
David Crane	• •	$602,052 for January 2007 NQSO's $671,424 for January 2006 NQSO's	• •	$671,424 for January 2006 NQSO's $848,936 for December 2003 NQSO's
Robert C. Flexon	• • • •	$160,872 for January 2007 NQSO's $138,648 for January 2006 NQSO's $52,332 for August 2005 NQSO's $27,239 for March 2004 NQSO's	• • •	$138,648 for January 2006 NQSO's $118,608 for August 2005 NQSO's $149,801 for March 2004 NQSO's
Kevin T. Howell	• •	$85,620 for January 2007 NQSO's $84,132 for January 2006 NQSO's	•	$84,132 for January 2006 NQSO's
J. Andrew Murphy	• •	$90,528 for January 2007 NQSO's $148,476 for December 2006 NQSO's	•	Not applicable because Mr. Murphy was not an NEO in 2006.
John W. Ragan	• •	$79,068 for January 2007 NQSO's $148,476 for December 2006 NQSO's	•	Not applicable because Mr. Ragan was not an NEO in 2006.

        The amounts provided in the Non-Equity Incentive Plan Compensation column represent values earned under NRG's 2007 and 2006 AIP payable in March 2008 and March 2007, respectively. NEOs were provided the opportunity to earn a cash incentive payment based on the attainment of certain pre-established Company and individual goals for fiscal years 2007 and 2006. The performance criteria and weight given to each NEO are described in detail in the CD&A above. The dollar amounts in the Table represent payouts for actual 2007 and 2006 Company performance.

        Only one NEO, David Crane, participates in the NRG Pension Plan, which was closed to new employees hired on, or after, December 5, 2003. The values shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represent the 2007 and 2006 year-on-year increases in the value of the defined benefit pension plan.

        The amounts provided in the All Other Compensation column represent the additional benefits payable by NRG and include insurance benefits, the employer match under the 401(k) plan, relocation expenses, financial counseling services up to $10,300, and the amount payable under NRG's all-employee discretionary match to the 401(k) plan. The following table identifies the additional compensation for each NEO.

Name	Year	Life Insurance Reimbursement ($)	Gross Up on Life Insurance Premium Reimbursement ($)	Disability Insurance ($)	Gross Up on Disability Insurance ($)	Financial Advisor Services ($)	401(k) Employer Matching Contribution ($)	401(k) Discretionary Contribution ($)	Grossed Up Relocation Expenses ($)
David Crane	2007 2006	12,000 12,000	5,777 9,220	10,120 10,120	5,557 7,775	10,300 8,335	8,874 4,540	— —	— —
Robert C. Flexon	2007 2006	— —	— —	— —	— —	10,300 8,335	9,000 8,800	13,200 12,600	— 35,433
Kevin T. Howell	2007 2006	— —	— —	— —	— —	2,600 —	7,875 7,700	13,200 12,600	— —
J. Andrew Murphy	2007	—	—	—	—	7,725	9,000	461	20,783
John W. Ragan	2007	—	—	—	—	15,450	9,000	6,403	181,143

Employment Agreements

        Mr. Crane serves as the President and Chief Executive Officer of the Company pursuant to the terms of an employment agreement with the Company that was amended and restated, effective March 3, 2006. The initial term of the amended and restated employment agreement will end on December 1, 2008. The agreement will be renewed automatically for successive one-year terms on the same terms and conditions unless either party provides the other with notice to the contrary at least 90 days prior to the end of the initial term or any subsequent one-year term.

        Effective March 3, 2006 through December 31, 2006, the amended and restated employment agreement provides for an annual base salary of $1,000,000. For each one-year period thereafter, Mr. Crane's base salary will be reviewed and may be increased by the Board. Beginning with the 2006 fiscal year, Mr. Crane is entitled to an annual bonus with a target amount of up to 100 percent of his base salary, based upon the achievement of criteria determined at the beginning of the fiscal year by the Board, with input from Mr. Crane, for that fiscal year. In addition, beginning with the 2006 fiscal year, Mr. Crane is also entitled to a maximum annual bonus up to an additional 100 percent of his base salary, based upon the achievement of Adjusted Free Cash Flow and Adjusted EBITDA criteria for that fiscal year.

        In addition to salary and bonuses, the employment agreement provides that Mr. Crane is eligible to participate in the Company's LTIP in accordance with its terms. Mr. Crane is also entitled to health, welfare and retirement benefits, term life insurance of $7.75 million, five weeks paid vacation, and coverage under the Company's director and officer liability insurance coverage, in addition to reimbursement of reasonable business expenses and reimbursement of reasonable expenses for financial planning. Mr. Crane's employment agreement also entitles him to certain severance payments and benefits in the event his employment terminates under certain circumstances. These severance payment and benefits are described and quantified under the section "Severance and Change-in-Control" below.

        The Company has not entered into employment agreements with NEOs other than Mr. Crane.

Grants of Plan-Based Awards
Fiscal Year Ended December 31, 2007

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
David Crane	— 1/3/2007 1/3/2007 1/3/2007	— 12/8/06 12/8/06 12/8/06	500,000 — — —	1,000,000 — — —	2,000,000 — — —	— — — 52,800	— — — 105,600	— — 27,200 —	— 220,800 — —	— 27.92 — —	— 1,806,144 759,424 1,153,680
Robert C. Flexon	— 1/3/2007 1/3/2007 1/3/2007	— 12/8/06 12/8/06 12/8/06	205,601 — — —	411,202 — — —	822,403 — — —	— — — 14,200	— — — 28,400	— — 7,200 —	— 59,000 — —	— 27.92 — —	— 482,620 201,024 310,270
Kevin T. Howell	— 1/3/2007 1/3/2007 1/3/2007	— 12/8/06 12/8/06 12/8/06	149,827 — — —	299,654 — — —	449,481 — — —	— — — 7,600	— — — 15,200	— — 3,800 —	— 31,400 — —	— 27.92 — —	— 256,852 106,096 166,060
J. Andrew Murphy	— 1/3/2007 1/3/2007 1/3/2007	— 12/8/06 12/8/06 12/8/06	150,000 — — —	300,000 — — —	450,000 — — —	— — — 8,000	— — — 16,000	— — 4,000 —	— 33,200 — —	— 27.92 — —	— 271,576 111,680 174,800
John W. Ragan	— 1/3/2007 1/3/2007 1/3/2007	— 12/8/06 12/8/06 12/8/06	131,250 — — —	262,500 — — —	393,750 — — —	— — — 7,000	— — — 14,000	— — 3,600 —	— 29,000 — —	— 27.92 — —	— 237,220 100,512 152,950

(1)
Represents estimated payouts under the AIP as discussed in the CD&A above.

(2)
Represents PU's issued under the LTIP as discussed in the CD&A above.

(3)
Represents RSU's issued under the LTIP as discussed in the CD&A above.

(4)
Represents NQSO's issued under the LTIP as discussed in the CD&A above.

(5)
The assumptions made in these valuations are discussed in the Company's 2007 Form 10-K in Item 15—Consolidated Financial Statements.

2007 Annual Incentive Plan

        NEOs were provided the opportunity to earn an AIP payment based on the attainment of certain pre-established Company and individual goals for fiscal year 2007. The performance criteria and weight given to each are described in detail in the CD&A above. The dollar amount of the possible payouts for achieving the threshold, target or maximum levels of performance during 2007 are shown in the above table.

2007 Long-Term Equity Incentives

        For 2007, the NEOs were provided long-term incentives through grants of the following types of equity awards as indicated in the above table: (i) NQSO's; (ii) RSU's; and (iii) PU's. Consistent with our policy, these awards were granted to NEOs as of the first business day of the fiscal year, i.e. January 3, 2007.

        Each NQSO represents the right to purchase one share of Common Stock at a price equal to the fair market value of the stock determined as of the date of grant. NQSO's granted in 2007 have a term of six years and vest in equal annual installments over a three year vesting schedule. Upon termination of service by reason of death, the NQSO shall vest in full and shall be exercisable by the executor or administrator of participant's estate (or any person to whom the NQSO is transferred by will or the laws of descent and distribution) until the earlier of the expiration date or 12 months after the date of such termination of service, and thereafter the NQSO shall terminate and cease to be exercisable. Upon termination of service by reason of disability, the participant shall have the right until the earlier of the expiration date or 12 months after the date of such termination of service to exercise only that portion of the NQSO that was exercisable as of the date of such termination of service, and thereafter the option shall terminate and cease to be exercisable.

        Each RSU represents the right to receive one share of Common Stock as of the vesting date for the award. RSU's granted in 2007 will become 100% vested as of the third anniversary of the date of grant provided the NEO is still employed with the company as of that date. Upon termination of service by reason of death, the RSU shall vest in full and the Common Stock underlying the RSU shall be issued and delivered to the participant's legal representatives, heirs, legatees, or distributees.

        Each PU represents the right to receive a certain number of shares of Common Stock after the completion of three years of service from the date of grant, provided the price per share of Common Stock as of the date of vesting equals or exceeds the target price set under the award. The number of shares of Common Stock to be paid as of the vesting date is equal to: (i) one share if the target price is met; (ii) a pro rata amount between one and two shares if the target price is exceeded but the maximum price set under the award is not met; and (iii) two shares if the maximum price is met or exceeded. For PU's granted on January 3, 2007 the target price is $38.09 and the maximum price is $44.74. Upon termination of service by reason of death, the PU shall vest in full and the Common Stock underlying the PU shall be issued and delivered to the participant's legal representatives, heirs, legatees, or distributees.

Outstanding Equity Awards at Fiscal Year-End
Fiscal Year Ended December 31, 2007

	Option Awards				Stock Awards
Equity Incentive Plan Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Number of Unearned Shares that Have Not Vested (#)	Market Value of Unearned Shares that Have Not Vested ($)
David Crane	1,265,502 95,238 — 38,142(5)	— 190,476(3) 220,800(4) —	12.02 23.98 27.92 —	12/5/2013 1/3/2012 1/3/2013 —	61,200(1) — — —	$2,652,408 — — —	118,800(2) — — —	$9,473,915 — — —
Robert C. Flexon	190,000 25,333 19,666 — 11,360(11)	— 12,667(8) 39,334(9) 59,000(10) —	10.93 19.40 23.98 27.92 —	3/29/2014 8/1/2011 1/3/2012 1/3/2013 —	20,600(6) — — — —	$892,804 — — — —	40,800(7) — — — —	$3,315,027 — — — —
Kevin T. Howell	11,933 —	23,867(12) 31,400(15)	23.98 27.92	1/3/2012 1/3/2013	254,200(13) —	$11,017,028 —	16,600(14) —	$1,320,330 —
J. Andrew Murphy	17,066 —	34,134(16) 33,200(19)	28.93 27.92	12/18/2012 1/3/2013	10,300(17) —	$446,402 —	20,200(18) —	$1,305,359 —
John W. Ragan	17,066 —	34,134(20) 29,000(23)	28.93 27.92	12/18/2012 1/3/2013	9,900(21) —	$429,066 —	19,200(22) —	$1,234,279 —

(1)
This amount represents 34,000 RSU's that will vest on January 3, 2009, and 27,200 RSU's that will vest on January 3, 2010.

(2)
This amount represents 66,000 PU's that will vest on January 3, 2009, and 52,800 PU's that will vest on January 3, 2010.

(3)
This amount represents 95,238 NQSO's that will vest on January 3, 2008, and 95,238 NQSO's that will vest on January 3, 2009.

(4)
This amount represents 73,600 NQSO's that will vest on January 3, 2008, 73,600 NQSO's that will vest on January 3, 2009, and 73,600 NQSO's that will vest on January 3, 2010.

(5)
This amount represents DSU's that are convertible to NRG common stock not earlier than termination of employment from NRG.

(6)
This amount represents 6,000 RSU's that will vest on August 1, 2008, 7,400 RSU's that will vest on January 3, 2009, and 7,200 RSU's that will vest on January 3, 2010.

(7)
This amount represents 12,000 PU's that will vest on August 1, 2008, 14,600 PU's that will vest on January 3, 2009, and 14,200 PU's that will vest on January 3, 2010.

(8)
This amount represents 12,667 NQSO's that will vest on August 1, 2008.

(9)
This amount represents 19,667 NQSO's that will vest on January 3, 2008, and 19,667 NQSO's that will vest on January 3, 2009.

(10)
This amount represents 19,666 NQSO's that will vest on January 3, 2008, 19,667 NQSO's that will vest on January 3, 2009, and 19,667 NQSO's that will vest on January 3, 2010.

(11)
This amount represents DSU's that are convertible to NRG common stock not earlier than termination of employment from NRG.

(12)
This amount represents 11,933 NQSO's that will vest on January 3, 2008, and 11,934 NQSO's that will vest on January 3, 2009.

(13)
This amount represents 166,000 RSU's that will vest on August 1, 2008, 40,000 RSU's that will vest on August 1, 2009, 40,000 RSU's that will vest on August 1, 2010, 4,400 RSU's that will vest on January 3, 2009, and 3,800 RSU's that will vest on January 3, 2010.

(14)
This amount represents 9,000 PU's that will vest on January 3, 2009, and 7,600 PU's that will vest on January 3, 2010.

(15)
This amount represents 10,466 NQSO's that will vest on January 3, 2008, 10,467 NQSO's that will vest on January 3, 2009, and 10,467 NQSO's that will vest on January 3, 2010.

(16)
This amount represents 17,067 NQSO's that will vest on December 18, 2008, and 17,067 NQSO's that will vest on December 18, 2009.

(17)
This amount represents 6,300 RSU's that will vest on December 18, 2009, and 4,000 RSU's that will vest on January 3, 2010.

(18)
This amount represents 12,200 PU's that will vest on December 18, 2009, and 8,000 PU's that will vest on January 3, 2010.

(19)
This amount represents 11,066 NQSO's that will vest on January 3, 2008, 11,067 NQSO's that will vest on January 3, 2009, and 11,067 NQSO's that will vest on January 3, 2010.

(20)
This amount represents 17,067 NQSO's that will vest on December 18, 2008, and 17,067 NQSO's that will vest on December 18, 2009.

(21)
This amount represents 6,300 RSU's that will vest on December 18, 2009, and 3,600 RSU's that will vest on January 3, 2010.

(22)
This amount represents 12,200 PU's that will vest on December 18, 2009, and 7,000 PU's that will vest on January 3, 2010.

(23)
This amount represents 9,666 NQSO's that will vest on January 3, 2008, 9,667 NQSO's that will vest on January 3, 2009, and 9,667 NQSO's that will vest on January 3, 2010.

        The pay out value of unearned shares, or Units (i.e. PU's), is based on the market price for NRG Common Stock as of the balance sheet date of December 31, 2007. If a value is shown in this column, the PU grant is considered "in the money," meaning the price of NRG's Common Stock exceeds the target price of the PU grant. Where values do not appear in this column, then that particular PU grant has not exceeded the target price and no value is represented.

        In 2007, the Audit Committee of the Board of Directors of NRG requested the Company's Internal Audit Department to audit NRG's LTIP granting procedures. The outcome of the review concluded that all NQSO's issued to all NRG employees as part of the LTIP were properly approved and recorded.

Option Exercises and Stock Vested
Fiscal Year Ended December 31, 2007

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David Crane	—	—
Robert C. Flexon	52,000(1)	1,917,500(2)
Kevin T. Howell	40,000(3)	1,564,000(4)
J. Andrew Murphy	—	—
John W. Ragan	—	—

(1)
Represents RSU's granted on March 29, 2004 with 100% vesting on March 29, 2007.

(2)
Based on a share price of $36.88 on March 29, 2007.

(3)
Represents RSU's granted on August 1, 2005 with 20% vesting each year for five years.

(4)
Based on a share price of $39.10 on August 1, 2007.

Pension Benefits
Fiscal Year Ended December 31, 2007

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
David Crane	Pension Plan for Non-Bargaining Employees	4.08	$69,252
Robert C. Flexon	—	—	—
Kevin T. Howell	—	—	—
J. Andrew Murphy	—	—	—
John W. Ragan	—	—	—

        The NRG Pension Plan for Non-Bargaining Employees provides qualified retirement income benefits to most NRG employees who were hired prior to December 5, 2003. The plan was closed to new employees not covered by a bargaining agreement on that date as required by the creditors during the financial restructuring of the Company. Mr. Crane is the only NEO eligible to receive benefits under this plan. He is covered under the pension equity formula under the plan which provides a lump sum benefit equal to 10% of the participant's four-year final average pay times years of credited service. Annual pension earnings include base pay and incentives but are capped by the Internal Revenue Service, or IRS, qualified plan pay limit each year. For example, the 2007 pay limit was $225,000. Pension benefits become 100% vested after five years of service and a participant may retire as early as age 55. At termination or retirement, the participant may receive his pension equity lump sum balance as a one-time lump sum payment or as an actuarial equivalent monthly annuity. Actuarial equivalent annuities are determined using the 30-year Treasury rate and an IRS mortality table. None of the NEOs are covered by any non-qualified pension program.

Non-Qualified Deferred Compensation
Fiscal Year Ended December 31, 2007

Name	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
David Crane	585,098	1,653,074
Robert C. Flexon	174,262	492,342
Kevin T. Howell	—	—
J. Andrew Murphy	—	—
John W. Ragan	—	—

        Non-qualified deferred compensation reported in the above table was awarded in 2005 in the form of DSU's. No additional deferred compensation awards have been made since 2005. The DSU's reflected above are fully vested and, in general, will be paid in the form of stock six months following the NEO's termination of employment. While no further non-qualified deferred compensation awards are anticipated, the Committee may choose to revisit this approach in the future.

Severance and Change in Control

        Mr. Crane, pursuant to his employment agreement, and the other NEOs, pursuant to the Company's CIC Plan, are entitled to certain severance payments and benefits in the event of termination of employment under certain circumstances.

        In the event Mr. Crane's employment with the Company is terminated by the Company "without cause" or by Mr. Crane for "good reason" (including a reduction on his base salary), Mr. Crane will be entitled to two times his base salary (without regard for any reduction on base salary); 50 percent of the target annual bonus, prorated for the number of days he was employed with the Company in the year of termination; immediate vesting of all restricted stock and stock options; continuing medical and dental coverage for 18 months; and earned but unpaid base salary, bonuses, deferred compensation, vacation pay, and retirement benefits.

        In the event Mr. Crane's employment with the Company is terminated by the Company "without cause" or by Mr. Crane for "good reason," within 24 months of a change-in-control, in lieu of the above severance benefits, Mr. Crane will be entitled to 2.99 times the sum of his base salary (without regard for any reduction in base salary) plus his annual target bonus for the year of termination. Mr. Crane will also be entitled to a payment equal to his target annual bonus, prorated for the number of days he was employed with the Company in the year of termination; immediate vesting of all restricted stock and stock options; continuing medical and dental coverage for 18 months; and earned but unpaid base salary, bonuses, deferred compensation, vacation pay, and retirement benefits.

        In the event Mr. Crane's employment with the Company is terminated due to his death or disability, Mr. Crane (or his estate) will be entitled to 50 percent of the target annual bonus, prorated for the number of days he was employed with the Company in the year of termination; pro rata vesting of all restricted stock and stock options; and earned but unpaid base salary, bonuses, deferred compensation, vacation pay and retirement benefits.

        In the event that the payments under Mr. Crane's employment agreement subject him to an excise tax under Section 4999 of the Code, he will be entitled to a "gross-up payment" so that the net amount received by Mr. Crane after imposition of the excise tax equals the amount he would have received under the employment agreement absent the imposition of the excise tax. In addition, under the employment agreement, the Company has agreed to indemnify Mr. Crane against any claims arising as a result of his position with the Company to the maximum extent permitted by law.

        Under the employment agreement, Mr. Crane agrees not to divulge confidential information or, during and for a period of one year after the termination of the employment agreement, compete with, or solicit the customers or employees of the Company.

        Under the CIC Plan, the NEOs other than Mr. Crane are entitled to a general severance benefit equal to 1.5 times base salary in the event of involuntary termination without cause to be paid out in equal installments over an eighteen month period.

        The CIC Plan also provides a change-in-control benefit in the event that within twenty-four months following a change-in-control, NEO employment is either involuntarily terminated by the Company without cause or voluntarily terminated by the executive for good reason. This change-in-control benefit is equal to the executive's base salary plus annual target incentive times 2.99 to be paid out in equal installments over a thirty-six month period.

        In the event of a change-in-control, all equity granted to the NEOs will become fully vested, consistent with market-competitive practices.

        In general, under Mr. Crane's employment agreement and the CIC Plan, a "change-in-control" occurs in the event of any transaction that results in a 50% or more change in the ownership of our stock or the sale of substantially all of NRG's assets. An involuntary termination without "cause" means the NEO's termination by the Company for any reason other than the NEO's conviction for a felony or other crime involving moral turpitude, willful failure to perform his duties or willful negligence or gross misconduct. A voluntary termination for "good reason" means the resignation of the NEO in the event of a material reduction in his compensation or benefits, a material diminution in his title, authority, duties or responsibilities or the failure of a successor to the Company to assume the CIC Plan or in the case of Mr. Crane, his employment agreement. The amount of compensation payable to each NEO in each circumstance is shown in the table below, assuming that termination of employment occurred as of December 31, 2007. The amounts shown below do not include benefits payable under the NRG Pension Plan, the NRG 401(k) plan or DSU's.

Named Executive Officer	Involuntary Termination Not for Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Not for Cause or Voluntary for Good Reason following a Change-in-Control ($)	Death ($)	Disability ($)
David Crane	2,518,660	2,518,660	27,111,819	20,613,159	500,000
Robert C. Flexon	846,197	846,197	11,053,710	5,914,056	—
Kevin T. Howell	615,612	615,612	17,330,850	13,283,814	—
J. Andrew Murphy	606,240	606,240	6,348,418	2,738,519	—
John W. Ragan	546,197	546,197	5,740,804	2,602,664	—

Director Compensation
Fiscal Year Ended December 31, 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)*	Total ($)
John F. Chlebowski	87,500	87,527(1)	175,027
Lawrence S. Coben	70,000	70,022(2)	140,022
Howard E. Cosgrove	142,500	142,531(3)	285,031
Stephen L. Cropper	70,000	70,022(4)	140,022
William E. Hantke	75,000	75,042(5)	150,042
Paul W. Hobby	70,000(6)	70,022(6)	140,022
Maureen Miskovic	—	160,037(7)	160,037
Anne C. Schaumburg	75,000	75,042(8)	150,042
Herbert H. Tate	80,000	80,018(9)	160,018
Thomas H. Weidemeyer	80,000	80,018(10)	160,018
Walter R. Young	80,000	80,018	160,018

*
Reflects the grant date fair value of DSU's awarded in 2007 determined in accordance with FAS 123R, the full amount of which is recorded as a compensation expense in the income statement for fiscal year 2007.

(1)
Mr. Chlebowski also is vested in 25,964 DSU's payable upon his termination of service as a Board member.

(2)
Mr. Coben also is vested in 28,952 DSU's payable upon his termination of service as a Board member.

(3)
Mr. Cosgrove also is vested in 51,726 DSU's, 40,040 of which are payable upon his termination of service as a Board member and 11,686 of which are payable in the year following his termination of service as a Board member.

(4)
Mr. Cropper also is vested in 18,640 DSU's payable upon his termination of service as a Board member.

(5)
Mr. Hantke also is vested in 5,278 DSU's payable in accordance with the following schedule: (i) 1,014 on March 1, 2008; (ii) 746 on June 1, 2008; (iii) 1,014 on March 31, 2009; (iv) 746 on June 1, 2009; (v) 1,012 on March 1, 2010; and (vi) 746 on June 1, 2010.

(6)
Mr. Hobby also is vested in 4,054 DSU's payable on January 1, 2008.

(7)
Ms. Miskovic elected to receive the cash component of her compensation in DSU's. Ms. Miskovic also is vested in 12,268 DSU's payable upon her termination of service as a Board member.

(8)
Ms. Schaumburg also owns 10,618 DSU's payable upon her termination of service as a Board member.

(9)
Mr. Tate also is vested in 8,092 DSU's, 3,182 of which are payable upon his termination of service as a Board member and 4,910 DSU's that will be payable in accordance with the following schedule: (i) 3,860 on January 1, 2008 and (ii) 1,050 on January 1, 2009.

(10)
Mr. Weidemeyer also is vested in 18,242 DSU's payable upon his termination of service as a Board member.

        Non-employee directors other than the Chairman, receive total annual compensation of $140,000 for their service as a Board member. Mr. Cosgrove, as Chairman, receives $285,000 in total annual compensation. Additional annual compensation is provided for certain Committee assignments and Chair responsibilities. As members of the Audit Committee, Mr. Hantke and Ms. Schaumburg receive an additional $10,000 per year and Mr. Chlebowski, the Chair of the Audit Committee, receives an additional $35,000 per year. The Chairs of Board Committees other than ad hoc committees and the Audit Committee, i.e., Mr. Weidemeyer (Compensation Committee), Mr. Young (Governance and Nominating Committee), Ms. Miskovic (Commercial Operations and Oversight Committee) and Mr. Tate (Nuclear Oversight Subcommittee), receive an additional $20,000 per year. The compensation for the Chair of the Finance Committee will be approved by the Board in May 2008. Mr. Crane, as an employee director, does not receive additional separate compensation for his Board service.

        Unless otherwise elected by the director, directors receive 50 percent of their total annual compensation in the form of cash and the remaining 50 percent in the form of vested DSU's. Each DSU is equivalent in value to one share of NRG's Common Stock and represents the right to receive one such share of Common Stock payable at the time elected by the director, or in the event the director does not make an election with respect to payment, when the director ceases to be a member of the Board. Similar to the competitive assessment performed by Mercer on behalf of the NEO population, Mercer performed a similar review of Director compensation. Results of the review were shared with the Committee who made a recommendation to the full Board for final approval. Competitive pay levels are necessary in order for NRG to secure the desired Board-level talent necessary to provide short- and long-term strategic direction to the Company.

        Directors are required to retain all stock received as compensation for the duration of their service on the Board, although they may sell shares as necessary to cover tax liability associated with the conversion of DSU's to Common Stock. Exceptions to these requirements may be made by the Board under special circumstances.

AUDIT COMMITTEE REPORT

        The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting process. The Audit Committee's function is more fully described in its charter, which the Board has adopted. The Audit Committee reviews the charter on an annual basis. The Board annually reviews the New York Stock Exchange listing standards' definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board has also determined that two of the three members of the Audit Committee, John F. Chlebowski and William E. Hantke, meet the requirements of an "audit committee financial expert." The Board has further determined that Anne C. Schaumburg meets the "financial literacy" requirements set forth in the listing standards under the New York Stock Exchange.

        Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company's independent registered public accounting firm for the fiscal year 2007, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with Generally Accepted Accounting Principles.

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2007 with the Company's management and has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, "Communication with Audit Committees." In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee has discussed with KPMG LLP their independence. The Audit Committee also reviewed, and discussed with management and KPMG LLP, management's report and KPMG LLP's report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

        Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

Audit Committee
John F. Chlebowski, Chair William E. Hantke Anne C. Schaumburg

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Nonaudit Fees

        The following table presents fees for professional services rendered by KPMG LLP, our principal independent registered public accounting firm, for the years ended December 31, 2007 and December 31, 2006.

	Year Ended December 31
	2007	2006
	(In thousands)
Audit Fees	$7,020	$9,076
Audit Related Fees	108	475
Tax Fees	1,136	1,184
All Other Fees	—	—

Total	$8,264	$10,735

Audit Fees

        For 2007 and 2006 audit services, KPMG LLP billed us approximately $7,020,000 and $9,076,000, respectively, for the audit of our financial statements, which includes services performed related to the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements. In 2006, the fees also included audit services related to purchase accounting for the acquisitions of Texas Genco LLC on February 2, 2006 and West Coast Power on March 31, 2006. All of the work was performed by full-time, permanent employees of KPMG LLP.

Audit-Related Fees

        Audit-related fees in 2007 and 2006 primarily consist of fees incurred for financing transactions. For 2007 and 2006, audit-related fees billed to us by KPMG LLP totaled approximately $108,000 and $475,000, respectively.

Tax Fees

        Tax fees relate to services provided for tax compliance, tax planning and advice on both domestic and international matters. In 2006, tax fees also were incurred in relation to purchase accounting for Texas Genco. For 2007 and 2006 tax services, KPMG LLP billed us approximately $1,136,000 and $1,184,000, respectively.

Policy on Audit Committee Pre-approval of Audit and Permissible Nonaudit Services of Independent Registered Public Accounting Firm

        The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible nonaudit services provided by the independent registered public accounting firm.

        The Audit Committee will annually review and pre-approve services that are expected to be provided by the independent registered public accounting firm. The term of the pre-approval will be 12 months from the date of the pre-approval, unless the Audit Committee approves a shorter time period. The Audit Committee may periodically amend and/or supplement the pre-approved services based on subsequent determinations.

        Unless the Audit Committee has pre-approved Audit Services or a specified category of nonaudit services, any engagement to provide such services must be pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. The Audit Committee must also pre-approve any proposed services exceeding the pre-approved budgeted fee levels for a specified type of service.

        The Audit Committee has authorized its Chair to pre-approve services in amounts up to $500,000 per engagement. Engagements exceeding $500,000 must be approved by the full Audit Committee. Engagements pre-approved by the Chair are reported to the Audit Committee at its next scheduled meeting.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR NEXT YEAR'S ANNUAL MEETING

        The Company expects to hold its 2009 Annual Meeting of Stockholders on May 14, 2009. Accordingly, in order for a stockholder proposal to be considered for inclusion in NRG's Proxy Statement for next year's Annual Meeting, our Corporate Secretary must receive the proposal no later than December 2, 2008. Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. Proposals must contain the information required under NRG's Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC's regulations regarding the inclusion of stockholder proposals in Company sponsored proxy materials.

        Alternatively, stockholders intending to present a proposal at next year's Annual Meeting without having it included in the Company's Proxy Statement must comply with the requirements set forth in the Company's Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive the proposal no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year's Annual Meeting. Accordingly, for NRG's 2009 Annual Meeting, our Corporate Secretary must receive the proposal no earlier than January 14, 2009 and no later than February 13, 2009. The proposal must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, NRG may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

APPENDIX A

NRG ENERGY, INC.
EMPLOYEE STOCK PURCHASE PLAN
(as proposed)

ARTICLE I
PURPOSE AND SCOPE OF THE PLAN

1.1   Purpose

        The NRG Energy, Inc. Employee Stock Purchase Plan is intended to encourage employee participation in the ownership and economic progress of the Company.

1.2   Definitions

        Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:

        Board of Directors or Board shall mean the Board of Directors of the Company.

        Code shall mean the Internal Revenue Code of 1986, as amended from time to time, together with any applicable regulations issued thereunder.

        Committee shall mean the committee of officers established by the Board to administer the Plan, which Committee shall administer the Plan as provided in Section 1.3 hereof.

        Common Stock shall mean shares of the common stock, par value $0.01 per share, of the Company.

        Company shall mean NRG Energy, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

        Compensations shall mean the fixed salary or base wage paid by the Company to an Employee as reported by the Company to the United States government (or other applicable government) for income tax purposes, including an Employee's portion of salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable pursuant to Section 125 of the Code, but excluding any bonus, fee, overtime pay, severance pay, expenses, stock option or other equity incentive income, or other special emolument or any credit or benefit under any employee plan maintained by the Company.

        Continuous Service shall mean the period of time, uninterrupted by a termination of employment (other than a termination as a result of a transfer of employment among the Parent, the Company or a Designated Subsidiary), that an Employee has been employed by the Company, a Designated Subsidiary or the Parent (or any combination of the foregoing) immediately preceding an Offering Date. Such period of time shall include any approved leave of absence.

        Designated Subsidiary shall mean any subsidiary of the Company that has been designated by the Committee to participate in the Plan.

        Employee shall mean any full-time or part-time employee of the Company or a Designated Subsidiary who customarily works for the Company or Designated Subsidiary, as the case may be, for a minimum of seventeen and one-half hours per week.

        Exercise Date shall mean June 30 and December 31 of each Plan Year, or such other date(s) as determined by the Committee.

        Fair Market Value of a share of Common Stock shall be the last price of the Common Stock on the applicable date as reported by the Wall Street Journal, or, if no such price is reported for that day, on the last preceding day for which such price is reported, or such other reasonable method of determining fair market value as the Committee shall adopt.

        Offering Date shall mean January 1 and July 1 of each Plan Year, or such other date(s) as determined by the Committee.

        Option Period or Period shall mean the period beginning on an Offering Date and ending on the next succeeding Exercise Date, or such other period as determined by the Committee.

        Option Price shall mean the purchase price of a share of Common Stock hereunder as provided in Section 3.1 hereof.

        Parent shall mean any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

        Participant shall mean any Employee who (i) is eligible to participate in the Plan under Section 2.1 hereof and (ii) elects to participate.

        Plan shall mean the Company's Employee Stock Purchase Plan, as the same may be amended from time to time.

        Plan Account or Account shall mean an account established and maintained in the name of each participant.

        Plan Manager shall mean any Employee appointed pursuant to Section 1.3 hereof.

        Plan Year shall mean the twelve (12) month period beginning January 1 and ending on the following December 31.

        Stock Purchase Agreement shall mean the form prescribed by the Committee or the Company which must be completed and executed by an Employee who elects to participate in the Plan.

1.3   Administration of Plan

        Subject to oversight by the Board of Directors or the Board's Compensation Committee, the Committee shall have the authority to administer the Plan and to make and adopt rules and regulations not inconsistent with the provisions of the Plan or the Code. The Committee shall adopt the form of Stock Purchase Agreement and all notices required hereunder. Its interpretations and decisions in respect to the Plan shall, subject as aforesaid, be final and conclusive. The Committee shall have the authority to appoint an Employee as Plan Manager and to delegate to the Plan Manager such authority with respect to the administration of the Plan as the Committee, in its sole discretion, deems advisable from time to time.

1.4   Effective Date of Plan

        The Plan shall become effective on the date established for that purpose by the Committee, if prior to that date, the Plan (i) has been adopted by the Board of Directors of the Company and (ii) has been approved by an affirmative vote of a majority of votes cast by the holders of the Company's common stock in person or by proxy and entitled to vote on the proposal, at a meeting at which a quorum is present. The date established by the Committee as the effective date shall be an Offering Date.

1.5   Extension or Termination of Plan

        The Plan shall continue in effect through, and including December 31, 2018 unless terminated prior thereto pursuant to Section 4.3 hereof, or by the Board of Directors or the Compensation Committee of the Board, each of which shall have the right to extend the term of or terminate the Plan at any time. Upon any such termination, the balance, if any, in each Participant's Account shall be refunded to him, or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund may not be possible.

ARTICLE II
PARTICIPATION

2.1   Eligibility

        Each Employee who on an Offering Date will have at least sixty days of Continuous Service may become a Participant by executing and filing a Stock Purchase Agreement with the Company prior to said Offering Date. No Employee may participate in the Plan if said Employee, immediately after an Offering Date, would be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company, its Parent or any subsidiary.

2.2   Payroll Deductions

        Payment for shares of Common Stock purchased hereunder shall be made by authorized payroll deductions from each payment of Compensation in accordance with instructions received from a Participant. Said deductions shall be expressed as a whole number percentage which shall be at least 1% but not more than 10%. A Participant may not increase or decrease the deduction during an Option Period. However, a Participant may change the percentage deduction for any subsequent Option Period by filing notice thereof with the Company prior to the Offering Date on which such Period commences. During an Option Period, a Participant may discontinue payroll deductions but have the payroll deductions previously made during that Option Period remain in the Participant's Account to purchase Common Stock on the next Exercise Date, provided that he or she is an Employee as of that Exercise Date. Any amount remaining in the Participant's Account after the purchase of Common Stock shall be refunded without interest upon the written request of the Participant. Any Participant who discontinues payroll deductions during an Option Period may again become a Participant for a subsequent Option Period by executing and filing another Stock Purchase Agreement in accordance with Section 2.1. Amounts deducted from a Participant's Compensation pursuant to this Section 2.2 shall be credited to said Participant's Account.

ARTICLE III
PURCHASE OF SHARES

3.1   Option Price

        The Option Price per share of the Common Stock sold to Participants hereunder shall be 85% of the Fair Market Value of such share on the Exercise Date of an Option Period, but in no event shall the Option Price per share be less than the par value of the Common Stock.

3.2   Purchase of Shares

        On each Exercise Date, the amount in a Participant's Account shall be charged with the aggregate Option Price of the largest number of shares of Common Stock, including fractional shares, which can be purchased with said amount. The balance, if any, in such account shall be carried forward to the next succeeding Option Period.

3.3   Limitations on Purchase

        Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if, immediately after the grant, such Employee's right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent of the Company would accrue at a rate per Offering Period which exceeds the lesser of: (a) twenty thousand dollars ($20,000) or (b) an amount equal to ten percent (10%) of the Employee's annualized base salary in effect at the start of such Offering Period, in each case of Fair Market Value of such shares (determined at the time such option is granted); provided, however, that for any calendar year in which such option would be outstanding at any time, Employee's right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent of the Company may not accrue at a rate which exceeds twenty thousand dollars ($20,000) in the aggregate (as determined at the time such option is granted).

        To the extent necessary to comply with Section 423(b)(8) of the Code and the limitations on purchase in this Section 3.3, a Participant's payroll deductions may be decreased to 0% during any Option Period which is scheduled to end during any calendar year, such that the aggregate of all payroll deductions accumulated with respect to such Option Period and any other Option Period ending within the same calendar year is no greater than twenty thousand dollars ($20,000). Payroll deductions shall re-commence at the rate provided in such Participant's Stock Purchase Agreement at the beginning of the first Option Period which is scheduled to end in the following calendar year, unless suspended by the Participant pursuant to Section 2.2 of the Plan.

3.4   Transferability of Rights

        Rights to purchase shares hereunder shall be exercisable only by the Participant. Such rights shall not be transferable.

ARTICLE IV
PROVISIONS RELATING TO COMMON STOCK

4.1   Common Stock Reserved

        There shall be 500,000 treasury shares of Common Stock reserved for the Plan, subject to adjustment in accordance with Section 4.2 hereof. The aggregate number of shares which may be purchased under the Plan shall not exceed the number of shares reserved for the Plan.

4.2   Adjustment for Changes in Common Stock

        In the event that adjustments are made in the number of outstanding shares of Common Stock or said shares are exchanged for a different class of stock of the Company or for shares of stock of any other corporation by reason of merger, consolidation, stock dividend, stock split or otherwise, the Committee may make appropriate adjustments in (i) the number and class of shares or other securities that may be reserved for purchase, or purchased, hereunder, and (ii) the Option Price. All such adjustments shall be made in the sole discretion of the Committee, and its decision shall be binding and conclusive.

4.3   Insufficient Shares

        If the aggregate funds available for purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1 hereof, (i) the Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant in order to eliminate such excess and (ii) the Plan shall automatically terminate immediately after such Exercise Date.

4.4   Confirmation

        Confirmation of each purchase of Common Stock hereunder shall be made available to the Participant in either written or electronic format. A record of purchases shall be maintained by appropriate entries on the books of the Company. Participants may obtain a certificate or certificates for all or part of the shares of Common Stock purchased hereunder upon making a written request. Unless otherwise determined by the Committee, shares of Common Stock delivered to a Participant hereunder may not be assigned, transferred, pledged or otherwise disposed of in any way by the Participant during the one year period following such delivery to the Participant (other than by will, the laws of descent and distribution) and the shares of Common Stock shall bear a legend denoting such restrictions as may be determined by the Committee to be appropriate.

4.5   Rights as Shareholders

        The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold as of the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall exist with respect to such shares.

ARTICLE V
TERMINATION OF PARTICIPATION

5.1   Voluntary Withdrawal

        A Participant may withdraw from the Plan at any time by filing notice of withdrawal prior to the close of business on an Exercise Date. Upon withdrawal, the entire amount, if any, in a Participant's Account shall be refunded to him without interest. Any Participant who withdraws from the Plan may again become a Participant in accordance with Section 2.1 hereof.

5.2   Termination of Eligibility

        If a Participant Retires, he may elect to (i) withdraw the entire amount, if any, in his Plan Account, or (ii) have said amount used to purchase whole shares of Common Stock pursuant to Section 3.2 hereof on the next succeeding Exercise Date, and have any remaining balance refunded without interest.

        If a Participant ceases to be eligible under Section 2.1 hereof for any reason other than retirement, the dollar amount and the number of unissued shares in such Participant's Account will be refunded or distributed to the Participant, or in the case of death, the Participant's designated beneficiary or estate, or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund or distribution may not be possible.

ARTICLE VI
GENERAL PROVISIONS

6.1   Notices

        Any notice which a Participant files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective only when received by the Company.

6.2   Condition of Employment

        Neither the creation of the Plan nor participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Designated Subsidiary to terminate an Employee.

6.3   Withholding of Taxes

        Each Participant shall, no later than the date as of which the value of an option under the Plan and/or shares of Common Stock first becomes includible in the income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to such option or shares of Common Stock. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

        In particular, to the extent a Participant is subject to taxation under U.S. Federal income tax law, if the Participant makes a disposition, within the meaning of Section 424(c) of the Code of any share or shares of Common Stock issued to Participant pursuant to Participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering or within the one-year period commencing on the day after the Exercise Date, Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Company may be required to withhold.

6.4   Amendment of the Plan

        The Board of Directors or the Board's Compensation Committee may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the shareholders, no amendment may increase the aggregate number of shares reserved under the Plan other than as provided in Section 4.2 hereof, materially increase the benefits accruing to Participants or materially modify the requirements as to eligibility for participation in the Plan. Any amendment of the Plan must be made in accordance with applicable provisions of the Code and/or any regulations issued thereunder, any other applicable law or regulations, and the requirements of the principal exchange upon which the Common Stock is listed.

6.5   Application of Funds

        All funds received by the Company by reason of purchases of Common Stock hereunder may be used for any corporate purpose.

6.6   Legal Restrictions

        The Company shall not be obligated to sell shares of Common Stock hereunder if counsel to the Company determines that such sale would violate any applicable law or regulation.

6.7   Gender

        Whenever used herein, use of any gender shall be applicable to both genders.

6.8   Governing Law

        The Plan and all rights and obligations thereunder shall be constructed and enforced in accordance with the laws of the State of Delaware and any applicable provisions of the Code and the related regulations.

NRG ENERGY, INC. 211 CARNEGIE CENTER PRINCETON, NJ 08540

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 13, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

 Electronic Delivery of Future Shareholder Communications
If you would like to reduce the costs incurred by NRG Energy, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

 VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 13, 2008. Have your proxy card in hand when you call and then follow the instructions.

 VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NRG Energy, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NRGEN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NRG ENERGY, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR Items 1, 2 and 3.		☐	☐	☐
Vote On Directors
1.	Election of Directors Nominees:
01) Lawrence S. Coben
02) Paul W. Hobby
03) Herbert H. Tate
04) Walter R. Young
					For	Against	Abstain
Vote On Proposals
2.	Approval of NRG Energy, Inc. Employee Stock Purchase Plan				☐	☐	☐
3.	Ratification of Independent Registered Public Accounting Firm				☐	☐	☐
4.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the Annual Meeting
This proxy, when properly executed, will be voted as directed or, if no direction is given, will be voted for each proposal.
For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and 2007 Annual Report are available at www.proxyvote.com.

NRG ENERGY, INC.
211 Carnegie Center, Princeton, NJ 08540

PROXY

ANNUAL MEETING OF STOCKHOLDERS
Wednesday, May 14, 2008, 9:30 a.m. ET
Hotel du Pont, 11th and Market Streets, Wilmington, Delaware

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 14, 2008.

The shares of stock you hold in the account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint David Crane and Tanuja M. Dehne, and each of them, with full power of substitution, to vote the shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY/VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE

(Continued and to be signed on the reverse side)

QuickLinks

2008 ANNUAL MEETING OF STOCKHOLDERS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
TABLE OF CONTENTS
NRG Energy, Inc. 211 Carnegie Center, Princeton, New Jersey 08540 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Wednesday, May 14, 2008
GOVERNANCE OF THE COMPANY
PROPOSALS TO BE VOTED ON PROPOSAL NO. 1 ELECTION OF DIRECTORS
The Board recommends a vote "FOR" the election to the Board of each of the foregoing nominees. Proxies solicited by the Board will be voted "FOR" each of the nominees unless a contrary vote is specified.
PROPOSAL NO. 2 APPROVAL OF THE ADOPTION OF THE NRG ENERGY, INC. EMPLOYEE STOCK PURCHASE PLAN
Securities Authorized for Issuance under Equity Compensation Plans
PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE OFFICERS
VOTING STOCK OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS, AND CERTAIN BENEFICIAL OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
2007 Performance Criteria
NEO Weighted Performance Criteria
Executive Compensation Tables Summary Compensation Table Fiscal Year Ended December 31, 2007
Grants of Plan-Based Awards Fiscal Year Ended December 31, 2007
Outstanding Equity Awards at Fiscal Year-End Fiscal Year Ended December 31, 2007
Option Exercises and Stock Vested Fiscal Year Ended December 31, 2007
Pension Benefits Fiscal Year Ended December 31, 2007
Non-Qualified Deferred Compensation Fiscal Year Ended December 31, 2007
Severance and Change in Control
Director Compensation Fiscal Year Ended December 31, 2007
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING
  APPENDIX A
NRG ENERGY, INC. EMPLOYEE STOCK PURCHASE PLAN (as proposed) ARTICLE I PURPOSE AND SCOPE OF THE PLAN
ARTICLE II PARTICIPATION
ARTICLE III PURCHASE OF SHARES
ARTICLE IV PROVISIONS RELATING TO COMMON STOCK
ARTICLE V TERMINATION OF PARTICIPATION
ARTICLE VI GENERAL PROVISIONS